LOAN AND SECURITY AGREEMENT

                                  by and among

                    CONGRESS FINANCIAL CORPORATION (SOUTHERN)

                                       and

                                  GALION, INC.
                   SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.
                AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.
            AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL GmbH & Co. KG
               AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL LIMITED
                     VALENTEC INTERNATIONAL CORPORATION, LLC
                                  as Borrowers

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                        ASCI HOLDINGS GERMANY (DE), INC.
                          ASCI HOLDINGS U.K. (DE), INC.
                         ASCI HOLDINGS MEXICO (DE), INC.
                         ASCI HOLDINGS CZECH (DE), INC.
            AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, S.A. de C.V.
                AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL S.R.O.
                                  as Guarantors

                             Dated: October 11, 2000

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.    DEFINITIONS......................................................2

SECTION 2.    CREDIT FACILITIES...............................................29
         2.1  Revolving Loans.................................................29
         2.2  Letter of Credit Accommodations.................................30
         2.3  Term Loans......................................................32
         2.4  Increase in Maximum Credit......................................33
         2.5  Liabilities of Foreign Borrowers and Subsidiaries...............33

SECTION 3.    INTEREST AND FEES...............................................34
         3.1  Interest........................................................34
         3.2  Fee.............................................................35
         3.3  Changes in Laws and Increased Costs of Loans....................35
         3.4  Maximum Interest................................................36

SECTION 4.    CONDITIONS PRECEDENT............................................37
         4.1  Conditions Precedent to Initial Loans and
                Letter of Credit Accommodations...............................37
         4.2  Conditions Precedent to All Loans and
                Letter of Credit Accommodations...............................40
         4.3  Conditions Precedent to Term Loan to German Borrower............41

SECTION 5.    GRANT OF SECURITY INTEREST......................................41
         5.1  Grant of Security Interest......................................41
         5.2  Special Provisions Regarding Collateral.........................42
         5.3  Release of Certain Liens........................................42
         5.4  Liens on German Collateral......................................42

SECTION 6.    COLLECTION AND ADMINISTRATION...................................42
         6.1  Borrowers' Loan Accounts........................................42
         6.2  Statements......................................................43
         6.3  Collection of Accounts..........................................43
         6.4  Payments........................................................45
         6.5  Taxes...........................................................46
         6.6  Authorization to Make Loans.....................................47
         6.7  Illegality......................................................47
         6.8  Euro............................................................48
         6.9  Appointment of Agent for Receipts of Statements and Notices.....48


                                       (i)

         6.10 Use of Proceeds.................................................49

SECTION 7.    COLLATERAL REPORTING AND COVENANTS..............................49
         7.1  Collateral Reporting............................................49
         7.2  Accounts Covenants..............................................51
         7.3  Inventory Covenants.............................................52
         7.4  Equipment and Real Property Covenants...........................53
         7.5  Power of Attorney...............................................54
         7.6  Right to Cure...................................................55
         7.7  Access to Premises..............................................55

SECTION 8.    REPRESENTATIONS AND WARRANTIES..................................55
         8.1  Corporate Existence, Power and Authority; Subsidiaries..........56
         8.2  Financial Statements; No Material Adverse Change................56
         8.3  Chief Executive Office; Collateral Locations....................56
         8.4  Priority of Liens; Title to Properties..........................57
         8.5  Tax Returns.....................................................57
         8.6  Litigation......................................................57
         8.7  Compliance with Other Agreements and Applicable Laws;
                Governmental Approval.........................................57
         8.8  Environmental Compliance........................................58
         8.9  Employee Benefits...............................................59
         8.10 Capitalization..................................................60
         8.11 Bank Accounts...................................................60
         8.12 Intellectual Property...........................................60
         8.13 Labor Disputes..................................................61
         8.14 Corporate Name; Prior Transactions..............................61
         8.15 Restrictions on Subsidiaries....................................61
         8.16 Material Contracts..............................................61
         8.17 Payable Practices...............................................61
         8.18 Retention of Title..............................................62
         8.19 Plan of Reorganization..........................................62
         8.20 Inactive Subsidiaries...........................................62
         8.21 Accuracy and Completeness of Information........................62
         8.22 Survival of Warranties; Cumulative..............................62

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS..............................63
         9.1  Maintenance of Existence........................................63
         9.2  New Collateral Locations........................................63
         9.3  Compliance with Laws, Regulations, Etc..........................63
         9.4  Payment of Taxes and Claims.....................................64
         9.5  Insurance.......................................................65
         9.6  Financial Statements and Other Information......................65


                                      (ii)

         9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.........67
         9.8  Encumbrances....................................................68
         9.9  Indebtedness....................................................70
         9.10 Loans, Investments, Guarantees, Etc.............................72
         9.11 Dividends and Redemptions.......................................75
         9.12 Transactions with Affiliates....................................76
         9.13 Additional Bank Accounts........................................76
         9.14 Compliance with ERISA...........................................76
         9.15 License Agreements..............................................77
         9.16 Adjusted Tangible Net Worth.....................................78
         9.17 Changes in Business.............................................78
         9.18 Applications under Insolvency Statutes..........................78
         9.19 After Acquired Real Property....................................78
         9.20 Costs and Expenses..............................................78
         9.21 Limitation of Restrictions Affecting Subsidiaries...............79
         9.22 Inactive Subsidiaries...........................................80
         9.23 Litigation......................................................80
         9.24 Further Assurances..............................................80

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES..................................81
         10.1 Events of Default...............................................81
         10.2 Remedies........................................................83

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
                AND CONSENTS; GOVERNING LAW ..................................84
         11.1 Governing Law; Choice of Forum;
                Service of Process; Jury Trial Waiver.........................84
         11.2 Waiver of Notices...............................................86
         11.3 Amendments and Waivers..........................................86
         11.4 Waiver of Counterclaims.........................................86
         11.5 Indemnification.................................................87
         11.6 Currency Indemnity..............................................87

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS................................87
         12.1 Term............................................................87
         12.2 Interpretative Provisions.......................................89
         12.3 Notices.........................................................90
         12.4 Partial Invalidity..............................................90
         12.5 Successors......................................................90
         12.6 Entire Agreement................................................91
         12.7 Counterparts, etc...............................................91
         12.8 Confidentiality.................................................91


                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A          Information Certificate for Galion, Inc.
                   Information Certificate for Safety Components Fabric
                   Technologies, Inc.
                   Information Certificate for Automotive Safety Components
                     International, Inc.
                   Information Certificate for Automotive Safety Components
                     International GmbH & Co. KG
                   Information Certificate for Automotive Safety Components
                     International Limited
                   Information Certificate for Valentec International
                     Corporation, LLC
                   Information Certificate for Safety Components International,
                     Inc.
                   Information Certificate for ASCI Holdings Germany (DE), Inc.
                   Information Certificate for ASCI Holdings U.K. (DE), Inc.
                   Information Certificate for ASCI Holdings Mexico (DE), Inc.
                   Information Certificate for ASCI Holdings Czech (DE), Inc.
                   Information Certificate for Automotive Safety Components
                     International, S.A. de C.V.
                   Information Certificate for Automotive Safety Components
                     International s.r.o.

Exhibit B          Form of Borrowing Base Certificate

Exhibit C          Conditions to German Term Loan

Schedule 1.49      Existing Lenders

Schedule 1.50      Existing Letters of Credit

Schedule 1.89      Permitted Holders

Schedule 6.6       Designated Bank Accounts

Schedule 8.4       Existing Liens

Schedule 8.7(b)    Permits

Schedule 8.7(c)    Government Contracts


                                       (i)

Schedule 8.8       Environmental Compliance

Schedule 8.10      Capitalization

Schedule 8.11      Bank Accounts

Schedule 8.12      Intellectual Property

Schedule 8.13      Labor Disputes

Schedule 8.16      Material Contracts

Schedule 8.18      Retention of Title Creditors

Schedule 8.19      Plan of Reorganization

Schedule 9.9       Existing Indebtedness

Schedule 9.10      Loans, Advances and Guarantees


                                      (ii)

                           LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement dated October 11, 2000 is entered into by and among Congress Financial Corporation (Southern), a Georgia corporation ("Lender"), Galion, Inc., a Delaware corporation ("Galion"), Valentec International Corporation, LLC, a Delaware limited liability company ("Valentec International"), Safety Components Fabric Technologies, Inc., a Delaware corporation ("SCFT"), Automotive Safety Components International, Inc., a Delaware corporation ("Automotive International", and together with Galion, Valentec International and SCFT, individually each a "US Borrower" and collectively, "US Borrowers"), Automotive Safety Components International GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany ("German Borrower"), Automotive Safety Components International Limited, a company incorporated under the laws of England and Wales with company number 02640241 ("UK Borrower" and, together with US Borrowers and German Borrower, individually each a "Borrower" and collectively, "Borrowers"), Safety Components International, Inc., a Delaware corporation ("Safety"), ASCI Holdings Germany (DE), Inc., a Delaware corporation ("ASCI Germany"), ASCI Holdings U.K.
(DE), Inc., a Delaware corporation ("ASCI UK"), ASCI Holdings Mexico (DE), Inc., a Delaware corporation ("ASCI Mexico"), ASCI Holdings Czech (DE), Inc., a Delaware corporation ("ASCI Czech"), Automotive Safety Components International, S.A. de C.V., a corporation organized under the laws of Mexico ("Automotive Safety Mexico"), Automotive Safety Components International s.r.o., a limited liability company organized under the laws of the Czech Republic ("Automotive Safety Czech" and together with Safety, ASCI Germany, ASCI UK, ASCI Mexico, ASCI Czech and Automotive Safety Mexico, each individually a "Guarantor" and collectively, "Guarantors").


                              W I T N E S S E T H:

     WHEREAS, Borrowers and Guarantors have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers;

     WHEREAS, Lender is willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein; and

     WHEREAS, prior to the date of the initial Loan hereunder (a) the Bankruptcy Court (as hereinafter defined) shall have entered the Confirmation Order (as hereinafter defined), (b) the Confirmation Order shall be a Final Order (as hereinafter defined) and shall be in full force and effect and (c) subject to the terms and conditions herein and concurrently with the making of the initial Loan hereunder, the Plan of Reorganization (as hereinafter defined) shall have become effective.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Account Debtor" shall mean any Person who is or may become obligated on or in respect of any Receivable or other Collateral.

     1.2 "Accounts" shall mean all present and future rights of each Borrower to payment for goods or other property sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16th) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any applicable United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.4 "Adjusted Pre-Tax Income" shall mean, with respect to any Person for any period, (a) the aggregate of the net income (loss) of such Person for such period (excluding to the extent included therein any extraordinary or one time or non-recurring gains or non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, plus (b) depreciation for such period (to the extent deducted in the determination of net income of such Person), minus (c) Fixed Charges of such Person for such period, minus (d) the Capital Expenditures of such Person for such period; provided, that, the effect of any change in accounting principles adopted by such Person after the date hereof shall be excluded. For the purposes of this definition, (i) net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.5 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between:

(a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a basis consistent with past practice and in accordance with GAAP, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

     1.6 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation, limited liability company, limited partnership, or any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes any director or officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.7 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if either the Quarterly Average Excess Availability for the immediately preceding Test Period is at or within the amounts indicated for such percentage or the Fixed Charge Coverage Ratio as of the last day of the immediately preceding Test Period (which ratio for this purpose shall be calculated based on the immediately preceding Test Period) is at or within the levels indicated for such percentage:

                          Fixed Charge              Applicable Prime       Applicable Euro-
Excess Availability      Coverage Ratio               Rate Margin         dollar Rate Margin
-------------------      --------------             ----------------      ------------------
(a) $10,000,000 or       Greater than or                    0%                   2%
    more                 equal to 1.50 to 1.00

(b) Equal to or          Equal to or greater                0%                   2.25%
    greater than         than 1.15 to 1.00 but
    $5,000,000 but       less than 1.50 to
    less than            1.00
    $10,000,000

(c) less than            less than 1.15 to                 .25%                  2.50%
    $5,000,000           1.00

provided, that, (i) the Applicable Margin shall be calculated and established once each month prior to February 1, 2001, (ii) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter beginning January 1, 2001) and (iii) the

Applicable Margin shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Fixed Charge Coverage Ratio.

     1.8 "Bankruptcy Case" shall mean the jointly administered cases under Chapter 11 of the Bankruptcy Code of Safety Components International, Inc., Safety Components Fabric Technologies, Inc., Automotive Safety Components International Inc., ASCI Holdings Germany (DE), Inc., ASCI Holdings U.K. (DE), Inc., ASCI Holdings Mexico (DE), Inc. and ASCI Holdings Czech (DE), Inc. pending in the Bankruptcy Court, designated Case Nos. 00-1644 (JJF) through 00-1650
(JJF).

     1.9 "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

     1.10 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

     1.11 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.12 "Borrower Agent" shall mean Safety.

     1.13 "Borrowers" shall mean, collectively, US Borrowers, German Borrower and UK Borrower (together with their respective successors and assigns); each sometimes being referred to herein individually as a "Borrower".

     1.14 "Borrowing Base" shall mean, as to each Borrower, the amount equal to:

          (a) eighty-five (85%) percent of the US Dollar Equivalent of the Net Amount of Eligible Accounts of such Borrower, plus

          (b) sum of (i) sixty (60%) percent of the US Dollar Equivalent of the Value of Eligible Inventory of such Borrower consisting of finished goods plus (ii) fifty (50%) percent of the US Dollar Equivalent of the Value of Eligible Inventory of such Borrower consisting of raw materials for such finished goods, plus

          (c) one hundred (100%) percent of the Eligible Cash Collateral of such Borrower, less

          (d) any Reserves applicable to such Borrower.

The term "Borrowing Base" as used herein shall mean amount of the Loans and Letter of Credit Accommodations available to each Borrower based on the foregoing, without regard to the amount of Loans and Letter of Credit Accommodations then outstanding. For purposes only of applying the Inventory Loan Limit of a Borrower pursuant to Section 2.1(c)(ii), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations established for such Borrower for the purpose of purchasing Eligible Inventory as Revolving Loans to such Borrower to the extent Lender is in effect relying on the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit

Accommodations to be so treated for purposes of the sublimits, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas in this definition of the Borrowing Base that are not subject to such sublimits, before being attributed to the components of the lending formulas subject to such sublimits.

     1.15 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be reasonably modified by Lender, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of the applicable Borrower and delivered to Lender.

     1.16 "Business Day" shall mean (a) in connection with any loans or Letter of Credit Accommodations made or provided to German Borrower, or other matters related exclusively to German Borrower, any day (i) other than a Saturday, Sunday or other day in which commercial banks are authorized or required to close under the laws of the State of New York or of Frankfurt, Germany, and (ii) on which Lender's New York office and banks in Frankfurt, Germany are open for the transaction of business, (b) in connection with any Loans or Letter of Credit Accommodations made or provided to UK Borrower, or other matters related exclusively to UK Borrower, any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or of the United Kingdom, and (ii) on which Lender's New York office and Barclays Bank in London, England are open for the transaction of business and (c) in all cases except as otherwise provided in clause (a) or (b) of this definition, any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and (ii) on which Lender's New York office and the Reference Bank are open for the transaction of business; provided, that, in any case (whether under clause (a), (b) or (c) of this definition or otherwise), if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.17 "Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are in accordance with GAAP, treated as capital expenditures for such Person.

     1.18 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

     1.19 "Capital Stock" shall mean any and all shares, interests (including partnership interests), participations, or other equivalents (however designated) of corporate stock and any options or warrants with respect to any of the foregoing; and with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or interests in any limited liability company at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.20 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, the United Kingdom or any agency or instrumentality thereof, or the Federal Republic of Germany or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America, the United Kingdom or the Federal Republic of Germany, as the case may be, is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) of any financial institution that is a member of the Federal Reserve System or a bank organized under the laws of England or Wales or the Federal Republic of Germany, in any case having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of US$250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) issued or guaranteed by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America, the District of Columbia, any state or territory of the Federal Republic of Germany, England or Wales, or a bank organized under the laws of any State of the United States of America, the laws of England or Wales or the laws of the Federal Republic of Germany or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days (after the date of the purchase thereof) for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of US$250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America, England or Wales or the Federal Republic of Germany or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, England or Wales or the Federal Republic of Germany, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     1.21 "Change of Control" shall mean the occurrence of any of the following at any time after the Effective Date: (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the extent permitted hereunder; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders or partners of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor (except pursuant to a merger, consolidation or amalgamation permitted hereunder); (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor (other than Safety), other than any other Borrower or Guarantor to the extent otherwise permitted hereunder and other than a Permitted Holder; and (d) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors (or similar governing body) of any Borrower or Guarantor (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors (or similar governing body) of such Borrower or Guarantor, then still in office.

     1.22 "Code" shall mean the United States Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.23 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.24 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender in good faith, from any lessor of premises to a Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner, mortgagee or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee, mortgagee or other person, inter alia, (unless otherwise expressly agreed in writing by Lender) acknowledges the security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee, mortgagee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee, mortgagee or other person so as to exercise the rights and remedies of Lender and otherwise deal with such Collateral.

     1.25 "Confirmation Order" shall mean the Order pursuant to Section 1129 of the Bankruptcy Code confirming the Plan of Reorganization in the Bankruptcy Case.

     1.26 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or one time or unusual and non-recurring gains or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or by its Subsidiaries shall be excluded; and (c) the net income (if positive) of any Subsidiary (other than a Borrower or Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or non-cash loss, together with any related Provision for Taxes for such gain or non-cash loss, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

     1.27 "Currency Exchange Convention" shall mean in the calculation of the US Dollar Equivalent, a procedure used by Lender to value in US Dollars (a) the obligations or assets of any Borrower or Obligor that are originally measured in Sterling, German Marks or any other currency and (b) any other amount expressed in Sterling, German Marks or any other currency, other than US Dollars, in each case by using the Exchange Rate for the purchase of US Dollars with Sterling, German Marks or such other currency, as the case may be.

     1.28 "Customs Broker" shall mean the persons selected by any Borrower after written notice by such Borrower to Lender who are reasonably acceptable to Lender to perform port of entry services to process Inventory imported by such Borrower from outside the United States of America and to supply facilities, labor and materials to such Borrower in connection therewith, provided, that, as to each such person (a) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by such person, (b) such agreement is in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof.

     1.29 "Debenture" shall mean the Debenture between UK Borrower and Lender executed in connection with this Agreement.

     1.30 "Dilution" shall mean, as to any Person for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of such Person for such period and the denominator of which is the aggregate US Dollar Equivalent of the amount of the gross sales of such Person for such period.

     1.31 "Dilution Reserve" shall mean, as to each Borrower, a Reserve in amounts established by Lender to reflect that Dilution with respect to the Eligible Accounts of such Borrower as calculated by Lender for any period is greater than five (5%) percent.

     1.32 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

     1.33 "Effective Date" shall mean the date on which (a) the "Effective Date" (as defined in the Plan of Reorganization) shall have occurred, (b) all of the conditions precedent set forth in the Plan of Reorganization and the Confirmation Order with respect to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms thereof, (c) the Confirmation Order shall have been entered, and (d) the Confirmation Order shall be a Final Order.

     1.34 "Eligible Accounts" shall mean, as to each Borrower, the US Dollar Equivalent of Accounts created by such Borrower which are and continue to satisfy the criteria set forth below as determined by Lender in good faith. In general, Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto; provided, that, Accounts relating to bill and hold invoices shall not be deemed to be ineligible by virtue of this clause (a) if Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender in good faith, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

          (b) (i) such Accounts (other than Accounts subject to prox dating) are not unpaid more than the earlier of (A) sixty (60) days after the original due date for them, or (B) ninety (90) days after the date of the original invoice for them and (ii) such Accounts subject to prox dating are not unpaid more than the earlier of (A) seventy-five (75) days after the original due date for them, or (B) one hundred five (105) days after the original invoice date for them;

          (c) such Accounts comply with the terms and conditions contained in
     Section 7.2(c) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

          (e) with respect to Accounts of US Borrowers, the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests or other interests of Lender in those Accounts of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then either: (i) the Account Debtor has delivered to such US Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in US Dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) with respect to Accounts of UK Borrower, the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located in the United Kingdom or the Federal Republic of Germany, or, at Lender's option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United Kingdom or the Federal Republic of Germany, then if either: (i) the Account Debtor has delivered to UK Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United Kingdom and in Sterling or in the Federal Republic of Germany and in German Marks, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (g) with respect to Accounts of German Borrower, the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located in the Federal Republic of Germany, or, at Lender's option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the Federal Republic of Germany, then if either: (i) the Account Debtor has delivered to German Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the Federal Republic of Germany and in German Marks, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (h) such Accounts do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon a Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices if Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

          (i) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such Account Debtor in excess of the amount at any time and from time to time owed by a Borrower to such Account Debtor or claimed owed by such Account Debtor may be deemed Eligible Accounts);

          (j) there are no facts, events or occurrences known to Lender or any Borrower which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (including, without limitation, any restriction or limitation on the assignability of such Accounts); provided, that, to the extent there are facts, events or occurrences which have only reduced the amount payable under any Account, the portion of such Account which is not so reduced may still be eligible;

          (k) such Accounts are subject to the first priority, valid and perfected security interest of Lender (and as to Accounts of UK Borrower, are subject to the first ranking security interest in favor of Lender and as to Accounts of German Borrower have been validly assigned to Lender for security purposes with first priority) and without any prohibition on the assignment of such Accounts, and in any case any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (l) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of a Borrower or Guarantor;

          (m) the Account Debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (n) there are no proceedings or actions which are threatened or pending against the Account Debtors with respect to such Accounts which could be reasonably expected to result in any material adverse change in any such Account Debtor's financial condition, as determined by Lender in good faith;

          (o) such Accounts of a single Account Debtor or its Affiliates do not constitute at any time more than (i) in the case of an Account Debtor (excluding TRW, Autoliv, Petri and Delphi Automotive) with a chief executive office or principal place of business located in the United States of America or Canada, fifteen (15%) percent of all Eligible Accounts of any US Borrower owed at such time by Account Debtors with chief executive offices or principal places of business in the United States of America or Canada, (ii) in the case of an Account Debtor (excluding TRW, Autoliv, Petri and Delphi Automotive) with a chief executive office or principal place of business located in the Federal Republic of Germany, fifteen (15%) percent of all Eligible Accounts of German Borrower owed at such time by Account Debtors with chief executive offices or principal places of business located in the Federal Republic of Germany, (iii) in the case of an Account Debtor (excluding TRW, Autoliv, Petri and Delphi Automotive) with a chief executive office or principal place of business located in the United Kingdom, fifteen (15%) percent of all Eligible Accounts of UK Borrower owed at such time by Account Debtors with chief executive offices or principal places of business in the United Kingdom,
     (iv) in the case of each of Petri and Delphi Automotive, twenty-five (25%) percent of all Eligible Accounts of Borrowers owed at such time by all Account Debtors and (v) in the case of each of TRW and Autoliv, thirty five (35%) percent of all Eligible Accounts of Borrowers owned at such time by all Account Debtors;

          (p) (i) with respect to Account Debtors not subject to prox dating, such Accounts are not owed by an Account Debtor who has Accounts unpaid more than the earlier of (A) sixty (60) days after the original due date for them, or (B) ninety (90) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor and (ii) with respect to Account Debtors subject to prox dating, such Accounts are not owed by an Account Debtor who has Accounts unpaid more than the earlier of (A) seventy-five (75) days after the original due date for them, or (B) one hundred five (105) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor;

          (q) the Account Debtor is not located in a state or country requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to which an Account is owed to seek judicial enforcement in such state or country of payment of such Account, unless such Borrower has qualified to do business in such state or country or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

          (r) such Accounts are owed by Account Debtors whose total indebtedness to Borrower to which such Account is owed does not exceed the credit limit with respect to such Account Debtors as determined by such Borrower, from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

          (s) such Accounts are owed by Account Debtors deemed creditworthy at all times by Borrowers, consistent with their current practices and who are reasonably acceptable to Lender;

          (t) such Accounts are not evidenced by instruments or chattel paper;
     and

          (u) with respect to the Accounts of German Borrower, such Accounts are described in the list most recently delivered to Lender pursuant to Section 7.1(a)(ii)(H).

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from

Borrower Agent, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts of Borrowers which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.34A "Eligible Cash Collateral" shall mean, with respect to a Borrower, the cash or Cash Equivalents (in each case denominated in US Dollars) of such Borrower which are: (a) held in a securities account in the United States of America in the name of such Borrower at First Union National Bank or one of its affiliates (the "Collateral Account") or held by Lender subject to a cash collateral pledge agreement by such Borrower in favor of Lender, in form and substance satisfactory to Lender; (b) free and clear of any lien, security interest, claim or other encumbrance or restriction, except in favor of Lender;
(c) subject to the first priority, valid and perfected security interest and pledge in favor of Lender; (d) if held at First Union National Bank or one of its affiliates, subject to an account control agreement by and among First Union National Bank or one of its affiliates, such Borrower and Lender, in form and substance satisfactory to Lender and duly authorized, executed and delivered by First Union National Bank or one of its affiliates, and such Borrower; and (e) available to such Borrower without condition or restriction except those arising pursuant to the pledge in favor of Lender.

     1.35 "Eligible Inventory" shall mean Inventory of US Borrowers located in the United States of America, Inventory of UK Borrower located in the United Kingdom and Inventory of German Borrower located in the Federal Republic of Germany or which is in transit as provided in clause 1.35(e) below, in each case consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, which is acceptable to Lender based on the criteria set forth below, as determined by Lender in good faith. Eligible Inventory shall not include (a) work-in-process, chemicals or dyes; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in the business of such Borrower; (e) Inventory at premises other than those owned and controlled by any Borrower, except (i) any Inventory which would otherwise be Eligible Inventory at locations which are leased by a Borrower may nevertheless be considered Eligible Inventory if Lender shall have received a Collateral Access Agreement, duly authorized, executed and delivered by the owner and lessor of such premises,
(ii) any Inventory which would otherwise be Eligible Inventory at locations operated by an Affiliate may nevertheless be considered Eligible Inventory if Lender shall have received a Collateral Access Agreement, and any filings or agreements that may be required to notify creditors of such Affiliate that the Inventory on its premises is not the property of such Affiliate, in each case as duly authorized, executed and delivered by such Affiliate, (iii) Inventory having a Value of up to the US Dollar Equivalent of US $500,000 which would otherwise be Eligible Inventory in transit to a location owned and controlled by any Borrower or leased by any Borrower (and as to which Lender has received a Collateral Access Agreement, duly authorized executed and delivered by the owner and lessor thereof) from a third party used by such Borrower in the ordinary course of business to process or assemble such Inventory, may nevertheless be considered Eligible Inventory and (iv) Inventory which would otherwise be Eligible Inventory located outside the United States of America which is in transit to either the premises of a Customs Broker in the United States or premises of a Borrower or Guarantor in the United States of America, the United Kingdom or the Federal Republic of Germany, as the case may be, which are either owned and controlled by such Borrower or leased by such Borrower (but only if Lender has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker or the owner and lessor of such leased premises, as the case may be), provided, that, (A) Lender has a first priority perfected security interest in and lien upon, and control and possession of, all originals of documents of title with respect to such Inventory, (B) Lender has received (1) a Collateral Access Agreement, duly authorized, executed and delivered by the Customs Broker handling the shipping and delivery of such Inventory, (2) a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Lender and (3) a copy of the invoice and manifest with respect thereto, and (C) such Inventory is not subject to any Letter of Credit Accommodation; (f) Inventory of a US Borrower located outside the continental United States of America or Canada, Inventory of UK Borrower located outside the United Kingdom or Inventory of German Borrower located outside the Federal Republic of Germany, unless such Inventory is in transit to the extent provided in Section 1.35(e)(iii) above; (g) Inventory subject to a security interest, lien, hypothec, charge or other encumbrance in favor of any person other than Lender except those expressly permitted by this Agreement; (h) bill and hold goods; (i) unserviceable or obsolete Inventory; (j) display units which are not provided to customers in the ordinary course of business; (k) Inventory which is not subject to the first priority, valid and perfected security interest and lien (and valid first ranking fixed or floating charge) of Lender; (l) returned and/or defective Inventory, except for returned Inventory which upon being returned is added back to the other Inventory of such Borrower to be held for resale in the ordinary course of business; (m) Inventory held on consignment or sold on consignment; (n) Inventory which uses or to which is affixed or incorporated any Intellectual Property owned by another Person except for Inventory which uses or to which is affixed or incorporated any such Intellectual Property to the extent that there is a License Agreement with respect to such Intellectual Property pursuant to which such Borrower has the right to use such Intellectual Property to manufacture, distribute, use and sell such Inventory under the terms thereof; (o) Inventory subject to retention of title, Romalpa or verlaengerter Eigentumsvorbehalt (prolongated retention of title) provisions in favor of any person where Lender has determined that such Inventory subject to retention of title shall not be Eligible Inventory; (p) any Inventory consisting of finished goods that is not subject to a written purchase order; and (q) Inventory of German Borrower unless such Inventory is described in the perpetual inventory report most recently delivered to Lender pursuant to
Section 7.1(a)(ii)(A). Notwithstanding that Lender shall not have received a Collateral Access Agreement for a particular leased location, Borrower's Inventory at such leased location shall not be deemed to be ineligible solely by virtue of the absence of such Collateral Access Agreement and Lender may at any time establish such Reserves as Lender may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition, or other circumstance arising after the date hereof, or existing on the date hereof as to which Lender has no written notice thereof from Borrower Agent, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     Notwithstanding the foregoing or any other provision of this Agreement or any of the other Financing Agreements to the contrary, none of the Inventory of German Borrower located in Germany and none of the Inventory of UK Borrower located in the United Kingdom shall be

Eligible Inventory until Lender shall have determined in good faith that the systems and procedures of German Borrower and UK Borrower with respect to the monitoring and reporting of such Inventory are reasonably satisfactory to Lender.

     1.36 "Environmental Laws" shall mean all foreign, Federal, State, Provincial, district and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between each Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state, provincial or local counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.37 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.38 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

     1.39 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or Guarantor or any Subsidiary of any Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.40 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan subject to Title IV of ERISA or any Multiemployer Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a

"disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable for amounts in excess of $250,000; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA or Multiemployer Plan; (i) the imposition of any liability in excess of $250,000 under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower or Guarantor for amounts in excess of $250,000.

     1.41 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16th) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 10:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of such Borrower.

     1.42 "Eurodollar Rate Loans" shall mean, any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms thereof.

     1.43 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.44 "Excess Availability" shall mean, as to each Borrower at any time, the US Dollar Equivalent of the amount at such time equal to: (a) the lesser of (i) the Borrowing Base of such Borrower or (ii) the amount equal to: (A) the Maximum Credit (which shall be deemed to be $35,000,000 solely for purposes of computing the Applicable Margin pursuant to Section 1.7 and the amount of Excess Availability pursuant to Sections 4.1(1) and 6.3(b)(iv)) minus the then outstanding amount of Loans and Letter of Credit Accommodations provided to the other Borrowers, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (other than the Obligations arising pursuant to the guarantee by such Borrower of the Obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables and other obligations of such Borrower which are more than sixty (60) days past due (in the case of payables and obligations not subject to prox dating) or 75 days past due (in the case of payables and obligations subject to prox dating) as of such time plus (iii) the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than sixty (60) days past due (in the case of payables and obligations not subject to prox dating) or 75 days past due (in the case of payables and obligations subject to prox dating), but not yet sent (without duplication of amounts included in clause (b)(ii) of this definition). Calculations of Excess Availability shall be based on the most recently delivered Borrowing Base Certificate to the extent Borrowers have timely prepared and delivered such certificate to Lender in accordance with the terms hereof, or in the event of the failure of Borrowers to so deliver such Borrowing Base Certificate, then as otherwise determined by Lender in good faith.

     1.45 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.46 "Exchange Rate" shall mean the prevailing spot rate of exchange of such bank as Lender may select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement or the amount of assets in any one currency are to be determined in another currency under this Agreement.

     1.47 "Existing Agent" shall mean KeyBank National Association, a national banking association, in its capacity as administrative agent pursuant to the Existing Loan Agreements, and its successors and assigns (and including any successor, assignee, replacement or additional person at any time acting as trustee or agent for the benefit or on behalf of the Existing Lenders).

     1.48 "Existing Credit Agreement" shall mean the Subordinated Secured Credit Agreement, dated on or about the date hereof, by and among Safety, UK Borrower and German Borrower, as borrowers, certain of their affiliates, as guarantors, Existing Lenders and Existing Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.49 "Existing Lenders" shall mean the lenders listed on Schedule 1.49 hereto and their respective successors and assigns.

     1.50 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.50 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.51 "Existing Loan Agreements" shall mean, collectively, the following (as the same now or may hereafter exist or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Existing Credit Agreement; (b) the Existing Notes; and (c) all agreements, documents and instruments at any time executed and/or delivered in connection with any of the foregoing.

     1.52 "Existing Notes" shall mean the Term Notes, dated on or about the date hereof, payable to the Existing Lenders in connection with the Existing Credit Agreement, as the same now exist or may hereafter be amended, supplemented, extended, renewed, restated or replaced.

     1.53 "Fee Letter" shall mean the letter agreement, dated on or about the date hereof, by and among Borrowers and Lender setting forth certain fees payable by Borrowers to Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.54 "Final Order" shall mean an order (a) which has been duly entered by the Bankruptcy Court, (b) which has not been modified, vacated, reversed, revoked, rescinded, stayed or appealed from, (c) with respect to which no petition, application or motion for reversal, stay or modification thereof or for a writ of certiorari with respect thereto shall have been filed or granted, and (d) which is no longer subject to any or further appeal or petition, application or motion for reversal, stay or modification thereof or for any writ of certiorari with respect thereto or further judicial review in any form.

     1.55 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, debentures, hypothecs and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.56 "Fixed Charge Coverage Ratio" shall mean, with respect to Safety and its Subsidiaries, on a consolidated basis, at any time the ratio of (a) the amount equal to (i) EBITDA during the immediately preceding Test Period as of the last day of such Test Period less (ii) the Capital Expenditures for such Test Period to (b) Fixed Charges of Safety and its Subsidiaries for such Test Period.

     1.57 "Fixed Charges" for any period shall mean the sum of, without duplication, (a) all Interest Expense, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capital Leases and any payments of principal under Section 2.3 hereof and under Section 2.1(c) hereof required as a result of the Loans exceeding the Borrowing Base shall be included in this clause (b)) plus (c) the fees paid to any lender (including Lender) in respect of any financing arrangements, including unused line fees and monthly servicing fees. The foregoing shall not be construed to include principal payments on Indebtedness arising pursuant to revolving loans and advances, except for payments hereunder provided for in Section 2.1(c) hereof.

     1.58 "GAAP" shall mean, generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.59 "German Borrower" shall mean Automotive Safety Components International GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany, and its successors and assigns.

     1.60 "German Marks" shall mean the lawful currency of the Federal Republic of Germany.

     1.61 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.62 "Guarantors" shall mean, collectively, the following, together with their respective successors and assigns: (a) Safety Components International, Inc., a Delaware corporation, (b) ASCI Holdings Germany (DE), Inc., a Delaware corporation, (c) ASCI Holdings U.K. (DE), Inc., a Delaware corporation, (d) ASCI Holdings Mexico (DE), Inc., a Delaware corporation, (e) ASCI Holdings Czech
(DE), Inc., a Delaware corporation, (f) Automotive Safety Components International, S.A. de C.V., a corporation organized under the laws of Mexico and (g) Automotive Safety Components International s.r.o., a limited liability company organized under the laws of the Czech Republic (together with their respective successors and assigns); each sometimes being individually referred to herein individually as a "Guarantor".

     1.63 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes, including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.64 "Inactive Subsidiaries" shall mean collectively (together with their respective successors and assigns): (a) ASCI Holdings Asia (DE), Inc., a Delaware corporation; (b) ASCI Holdings Poland (DE), Inc., a Delaware corporation; (c) ASCI Holdings Brazil (DE), Inc., a Delaware corporation; (d) Automotive Safety Components Asia - Pacific Ltd., a company organized under the laws of Hong Kong; (e) CSSC, Inc., an Arizona corporation; (f) Duchi & Associates, Inc., a California corporation; (g) VIC Finance, Inc., a Delaware corporation; and (h) Automotive Safety Components - Polska SP. Zo.o, a company incorporated under the laws of Poland; each sometimes being individually referred to as an "Inactive Subsidiary."

     1.65 "Indebtedness" shall mean, with respect to any Person, without duplication, any liability of such Person, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the Lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods or materials that is not overdue by more than ninety (90) days unless the trade payable is being contested in good faith); (c) as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) in respect of any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which redemption and repurchase obligations are mandatory or are exercisable at the election of the holder thereof; (f) in respect of reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, hypothec, charge, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) in respect of all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

     1.66 "Information Certificate" shall mean the Information Certificate with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.67 "Intellectual Property" shall mean all of each Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

     1.68 "Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement, dated on or about the date hereof, by and among Lender, Existing Agent and

Existing Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.69 "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

     1.70 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.71 "Interest Rate" shall mean:

          (a) Subject to clauses (b) and (c) of this definition below:

               (i) as to Prime Rate Loans, a rate equal to the Prime Rate,

               (ii) as to Eurodollar Rate Loans, a rate equal to two (2.00%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower).

          (b) Subject to clause (c) of this definition below, the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be,
     (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate ; provided, that, the effective date of any such increase or decrease shall be (A) the first day of each month (commencing on November 1, 2000 and ending on January 1, 2001) and (B) the first day of the second month of each fiscal quarter (commencing with the fiscal quarter beginning January 1, 2001).

          (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Excess Availability or the Fixed Charge Coverage Ratio) plus two (2%) percent per annum, at Lender's option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against a Borrower) and
     (B) from and after the date of the
     occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Loan Limit of such Borrower (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.72 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired inventory, wherever located, including, without limitation, all raw materials, work-in- process, finished and semi-finished inventory of any kind, nature or description, including, without limitation, all wrapping, packaging, advertising and shipping materials, and any other personal property (whether tangible or intangible) held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or furnishing of such goods, inventory, merchandise and other personal property, and all rights in names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest therein and thereto.

     1.73 "Inventory Loan Limit" shall mean, at any time, as to all Borrowers in the aggregate, the amount equal to the US Dollar Equivalent of US $10,000,000.

     1.74 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties denominated in US Dollars or such other currency as Reference Bank may make available in the ordinary course of business, which are from time to time either (a) issued or opened by a Lender for the account of any Borrower or Obligor or (b) with respect to which a Lender has, for the benefit of any Borrower or its Subsidiaries, agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or its Subsidiaries of its obligations to such issuer (including, without limitation, the Existing Letters of Credit unless and until such Existing Letters of Credit are cancelled or have expired and Lender has received evidence satisfactory to it that there was no draw thereunder prior to such cancellation or expiration and in the case of cancellation, the issuer thereof shall have received instructions from the beneficiary thereof satisfactory to it to so cancel such letter of credit).

     1.75 "License Agreements" shall have the meaning set forth in Section 8.12 hereof.

     1.76 "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

     1.77 "Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to the Maximum Credit then in effect less the then aggregate outstanding principal amount of the Loans and Letter of Credit Accommodations to the other Borrowers.

     1.78 "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of the Borrowers taken as a whole or the Borrowers and the Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests, liens, charges, equitable assignment or hypothecs of Lender upon a material portion of the Collateral; (d) a material portion of the Collateral or the aggregate value of a material portion of the Collateral; (e) the ability of the Borrowers to repay the Obligations or to perform their obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Lender to enforce the Obligations or realize upon a material portion of the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

     1.79 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of the US Dollar Equivalent of US$500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

     1.80 "Maximum Credit" shall mean the amount of US $20,000,000, as such amount may from time to time be increased in accordance with Section 2.4 hereof.

     1.81 "Maximum Interest Rate" shall mean the non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrower to Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non- usurious rate of interest, than such higher rate. Notwithstanding any other provision hereof, the Maximum Interest Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be).

     1.82 "Mortgages" shall mean (a) the Open-End Mortgage and Security Agreement, dated of even date herewith, by SCFT in favor of Lender with respect to the Real Property and related assets of SCFT located in Greenville, South Carolina and (b) the Open-End Mortgage and Security Agreement, dated of even date herewith by Galion in favor of Lender with respect to the Real Property and related assets of Galion located in Galion, Ohio, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.83 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

     1.84 "Net Amount of Eligible Accounts" shall mean, as to each Borrower, the gross amount of the Eligible Accounts of such Borrower less (a) sales, excise, value added or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.85 "Noteholders" shall mean the beneficial holders of the 10-1/8% Senior Subordinated Notes due 2007, Series B, issued by Safety under the Indenture, dated as of July 24, 1997, by and among Safety, certain of its affiliates, and IBJ Schroder Bank & Trust Company, as Trustee.

     1.86 "Obligations" shall mean any and all Revolving Loans, Term Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Lender, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, as principal, surety, endorser or guarantor arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case or proceeding with respect to any Borrower under the United States Bankruptcy Code or any similar statute in any other jurisdiction (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case or proceeding and whether or not allowed in such case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.87 "Obligor" shall mean any guarantor, surety or other person (other than Borrowers) liable to make payments on the Obligations or who is the owner of any property which has been pledged to secure any of the Obligations (including Guarantors).

     1.88 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

     1.89 "Permitted Holders" shall mean the Persons listed on Schedule 1.89 hereto and their respective successors and assigns.

     1.90 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.91 "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

     1.92 "Plan of Reorganization" shall mean the First Amended Joint Plan of Reorganization of Safety Components Debtors under Chapter 11 of the Bankruptcy Code, dated July 18, 2000, together with all amendments and supplements thereto.

     1.93 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

     1.94 "Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.95 "Prime Rate Loans" shall mean any Loans or portion thereof in which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.96 "Priority Payables" shall mean, as to any Borrower at any time, (a) the full amount of the liabilities of such Borrower at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts or Eligible Inventory of such Borrower under Federal, Provincial, State, county, district, municipal, or local law in Canada and/or the United Kingdom and/or the Federal Republic of Germany or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes (including claims for debts due to Inland Revenue or Customs and Excise), wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the inventory lending formula set forth in
Section 1.14(b) hereof multiplied by the aggregate Value of the Eligible Inventory of such Borrower which Lender, in good faith, considers is or may be subject to retention of title (or Romalpa or verlaengerter Eigentumsvorbehalt provisions) by a supplier or a right of a supplier to recover possession thereof, where such supplier's right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of the United Kingdom or the Federal Republic of Germany (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

     1.97 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, municipal or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.98 "Provincial" shall mean of or pertaining to a Province of Canada.

     1.99 "Quarterly Average Excess Availability" shall mean, at any time, the weekly average of the aggregate Excess Availability of Borrowers for the immediately preceding Test Period as calculated by Lender in good faith.

     1.100 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with such Borrower's or Guarantor's interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.101 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to any Borrower in respect of the sale or other disposition by such Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or otherwise in favor of or delivered to such Borrower in connection with any Account; or (e) all other contract rights, chattel paper, instruments, notes, credit card sales drafts, credit card sales slips or charge slips or receipts, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower, including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any employee benefit plan and any other amounts payable to any Borrower from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Borrower is beneficiary.

     1.102 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

     1.103 "Reference Bank" shall mean First Union National Bank, or such other bank having capital and surplus of at least US$250,000,000, as Lender may from time to time designate.

     1.104 "Renewal Date" shall have the meaning set forth in Section 12.1(a) hereof.

     1.105 "Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect or have a reasonable likelihood of adversely affecting either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Borrower or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower to Lender is or may have been incomplete, inaccurate or misleading; (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or which, with notice or passage of time or both, is reasonably likely to constitute an Event of Default; (e) to reflect the amounts of advance payments received by any Borrower from any Account Debtor or other deferred income in respect of and to the extent of any Eligible Accounts of such Account Debtor; (f) to reflect the amounts of the Priority Payables; (g) to reflect the amount of the Dilution Reserve; (h) to reflect Lender's good faith estimate of the amount of any reserve necessary to reflect changes in applicable currency exchange rates or currency exchange markets; or (i) to reflect amounts payable as royalties, fees or other charges in respect of licenses or other agreements to use Intellectual Property owned by third parties. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or circumstance which is the basis for such Reserve as determined by Lender in good faith.

     1.106 "Revolving Loans" shall mean loans now or hereafter made by Lender hereunder to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.107 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     1.108 "Sterling" shall mean the lawful currency of the United Kingdom.

     1.109 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.110 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by Lender's net income or capital by any jurisdiction (or any political subdivision thereof).

     1.111 "Test Period" (a) with respect to the Quarterly Average Excess Availability at any time, shall mean the immediately preceding fiscal quarter; provided, that, at any time prior to January 1, 2001, Test Period shall mean the immediately preceding month (or, if shorter, the period from the date of the initial Loan hereunder to the last day of the immediately preceding month), and
(b) with respect to the Fixed Charge Coverage Ratio at any time, shall mean the immediately preceding four (4) full fiscal quarters; provided, that, (i) at any time prior to January

1, 2001, Test Period shall mean the immediately preceding month, commencing with the first full month following the date of the initial Loan hereunder and (ii) at any time between January 1, 2001 and September 30, 2001, Test Period shall mean the period from the first day of the first full month following the date of the initial Loan hereunder to the last day of the immediately preceding fiscal quarter.

     1.112 "Term Promissory Note" shall mean each term promissory note, dated on or about the date hereof, made by a Borrower in favor of Lender in connection with the Term Loans made pursuant to Section 2.3, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.113 "Term Loans" shall mean the term loans made by Lender to US Borrowers, German Borrower and UK Borrower as provided for in Section 2.3; sometimes being referred herein as a "Term Loan".

     1.114 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

     1.115 "UK Borrower" shall mean Automotive Safety Components International Limited, a company incorporated under the laws of England and Wales with company number 02640241 and its successors and assigns.

     1.116 "US Borrowers" shall mean collectively (together with their respective successors and assigns): (a) Galion, Inc, a Delaware corporation, (b) Valentec International Corporation, LLC, a Delaware limited liability company,
(c) Safety Components Fabric Technologies, Inc., a Delaware corporation, and (d) Automotive Safety Components International, Inc., a Delaware corporation; each sometimes being individually referred to herein as a "US Borrower".

     1.117 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Lender at such time using the Currency Exchange Convention in effect on the Business Day of determination.

     1.118 "US Dollars", "US$" and "$" shall each mean lawful currency of the United States of America.

     1.119 "Value" shall mean the US Dollar Equivalent, as determined by Lender in good faith, with respect to Inventory, equal to the lower of (a) cost computed in accordance with GAAP under the method historically used by Borrowers and previously disclosed to Lender or (b) market value (calculated in accordance with GAAP), provided, that, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (ii) adjustments in value with respect to currency exchange rates.

     1.120 "VAT" shall mean Value Added Tax imposed in the United Kingdom, Canada, the Federal Republic of Germany or any other jurisdiction and any equivalent tax applicable in any jurisdiction and including any goods and services tax.

     1.121 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.  CREDIT FACILITIES

     2.1 Revolving Loans.

          (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans in US Dollars to each Borrower from time to time in amounts requested by such Borrower, in each case up to the amount equal to the lesser of (i) the Borrowing Base of such Borrower or
     (ii) the Loan Limit of such Borrower.

          (b) Lender may, in its discretion, from time to time, upon not less than ten (10) days prior notice to Borrower Agent, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the Dilution with respect to the Accounts for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has increased in any material respect, (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (C) the nature, quality or mix of the Inventory has deteriorated in any material respect. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

          (c) Except in Lender's discretion, (i) the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit as then in effect, (ii) the amount of Revolving Loans to all Borrowers based on the aggregate amount of Eligible Inventory of all Borrowers shall not exceed the Inventory Loan Limit and (iii) amount of Revolving Loans to German Borrower based on the Eligible Inventory of German Borrower shall not exceed the US Dollar Equivalent of US $750,000. In the event the outstanding amount of any component of the Loans, or the aggregate amount of the Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit for Letter of Credit Accommodations set forth in Section 2.2 or the Maximum Credit as at any time in effect, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately prepay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2 Letter of Credit Accommodations.

          (a) Subject to and upon the terms and conditions contained herein, at the request of any Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations denominated in US Dollars (or such other currency as Reference Bank may make available in the ordinary course of business with Lender's prior consent) for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to the Borrower on behalf of which such Letter of Credit Accommodations were extended pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee in respect of Letter of Credit Accommodations issued for the benefit of such Borrower, in each case at a rate equal to one and three quarters (1 3/4%) percent per annum on the daily outstanding balance of such Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that such Borrower shall pay to Lender such letter of credit fee, at Lender's option, at a rate equal to three and three quarters (3 3/4%) percent per annum or such daily outstanding balance for: (i) the period from and after the effective date of termination or non-renewal of this Agreement until Lender has received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations (and immediately prior to the issuance thereof), the Excess Availability of the Borrower for whom such Letter of Credit Accommodations is to be issued is equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent of the US Dollar Equivalent thereof minus the then applicable percentage set forth in
     Section 1.14(b) multiplied by the US Dollar Equivalent of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Lender reasonably estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America, Canada, the United Kingdom or the Federal Republic of Germany and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the US Dollar Equivalent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or
     Section 2.2(c)(ii).

          (d) Except in the discretion of Lender, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith with respect to all Borrowers shall not at any time exceed the US Dollar Equivalent of US $3,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to such Borrower shall not be reduced by a Reserve as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Each Borrower and Guarantor shall jointly and severally indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses suffered or incurred by Lender in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's Lender. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrowers or Guarantors any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers and Guarantors. Lender shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not:
     (i) at any time an Event of Default exists or has occurred, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Lender. Any duties or obligations reasonably undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Lender and to apply in all respects to Borrowers.

     2.3 Term Loans. Lender is making Term Loans to: (a) SCFT in the original principal amount of US$2,700,000, (b) Galion in the original principal amount of US$1,692,000, (c) Valentec International in the original principal amount of US$887,000 and (d) UK Borrower in the original principal amount of US$1,020,000. Subject to and upon the terms and conditions contained herein (including, without limitation, Section 4.3), Lender agrees to make a one-time Term Loan to German Borrower in the original principal amount equal to the lesser of the Loan Limit of German Borrower and US$1,328,000. Each Term Loan is (or, in the event the Term Loan to German Borrower is made, shall be) (i) evidenced by a Term Promissory Note in the original principal amount of such Term Loan duly executed and delivered to Lender by the applicable Borrower with respect thereto concurrently herewith; (ii) to be repaid, together with interest and other amounts, in accordance with this Agreement, such Term Promissory Note, and the other Financing Agreements and (iii) secured by all of the Collateral. The principal amount of each Term Loan shall be repaid in sixty equal and consecutive monthly installments, payable on the first day of each month, commencing with the first full month immediately following the date in which such Term Loan is made; provided, that, the entire unpaid principal amount of each Term Loan and all accrued and unpaid interest thereon shall be due and payable upon the effective date of termination or non-renewal of the Financing Agreements. The amount of each such monthly installment shall be US$45,000 with respect to the Term Loan to SCFT, US$28,200 with respect to the Term Loan to Galion, US$14,783 with respect to the Term Loan to Valentec International, US$22,133 with respect to the Term Loan to German Borrower and US$17,000 with respect to the Term Loan to UK Borrower.

     2.4 Increase in Maximum Credit. At any time after the date hereof, upon not less than ten (10) Business Days prior written notice to Lender, Borrower Agent may from time to time, at its option, request on behalf of Borrowers, that the Maximum Credit be increased from US$20,000,000 to an amount not to exceed US$35,000,000 and the Maximum Credit shall be irrevocably so increased; provided, that, upon the effective date of such increase each of the following conditions is satisfied as determined by Lender in good faith: (a) the requested amount of the increase in the Maximum Credit shall be not less than US$5,000,000, (b) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (c) such written notice shall specify the requested amount of such increase (but in no event to an amount in excess of US$35,000,000) and the effective date of such increase.

     2.5 Liabilities of Foreign Borrowers and Subsidiaries. (a) The obligations under this Agreement of any Person which is not incorporated under the laws of any State of the United States of America shall be several and not joint and several, and shall not be liable for, or be required to execute a guarantee of, nor be deemed a guarantor of, the Obligations of any US Borrower nor shall any of such Person's assets secure the Obligations of any other Borrower or Obligor except that this Section 2.5 shall not preclude any Subsidiary of Safety from guaranteeing, and being a guarantor of, and pledging its assets to secure, the Obligations of its direct or indirect Subsidiaries and any Subsidiary of Safety which is not incorporated under the laws of any State of the United States of America.

          (b) With respect to any joint liability of the German Borrower for the obligations of the other Borrowers (if any), Lender agrees not to enforce its rights under this Agreement with respect to such joint liability if and to the extent such enforcement (i) reduces or further reduces the net assets (Reinvermogen) of the German Borrower's general partner below the amount of its stated share capital (Stammkapital) as provided for in
     Section 30 para.1 of the German Act on Limited Liability Companies (GmbHG) and would result in a claim of such general partner against its shareholder(s) under Section 31 of the German Act on Limited Liability Companies, or (ii) would be considered to be repayment of the contribution of the limited partners of German Borrower as provided for in Section 172 para. 4 sub-sentence 1 German Commercial Code (HGB); it being understood that the obligation of German Borrower to pay principal and interest under this Agreement is not such joint liability and that, therefore, this limitation of liability does not apply thereto.

SECTION 3. INTEREST AND FEES

     3.1 Interest.

          (a) Each Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the applicable Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or the effective date of the termination or non-renewal hereof shall be payable on demand.

          (b) A Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of a Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from or on behalf of a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) the Borrower requesting such Eurodollar Rate Loan shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by a Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than US$5,000,000 if there is only one Eurodollar Rate Loan outstanding or an integral multiple of US$1,000,000 in excess thereof for additional outstanding Eurodollar Rate Loans, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to (A) the aggregate principal amount of the Term Loans (which it is anticipated will be outstanding as of the last day of the applicable Interest Period) plus eighty (80%) percent of the average daily principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by or on behalf of such Borrower. Any request by or on behalf of a Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans, as the case may be, shall be irrevocable. Notwithstanding anything to the contrary contained herein, neither Lender nor Reference Bank shall be required to purchase US Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof and the conditions set forth in Section 3.1(b) are satisfied with respect thereto as determined by Lender. Any Eurodollar Rate Loans to a Borrower shall, at Lender's option, upon notice by Lender to Borrower Agent, convert to Prime Rate Loans (i) upon an Event of Default or
     (ii) upon the effective date of the termination or non- renewal of this Agreement. Each US Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of the applicable Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profit), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to such Borrower to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be calculated and payable monthly in arrears in US Dollars not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 Fee. Borrowers agree to pay to Lender the fees and other amounts set forth in the Fee Letter in the amounts and at the times specified therein.

     3.3 Changes in Laws and Increased Costs of Loans.

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to any Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either
     (A) make it unlawful for Lender, Reference Bank or any participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount determined by Lender in good faith to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount determined by Lender in good faith to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to a Borrower and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

     3.4 Maximum Interest.

          (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing

     Agreements, or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate.

          (b) In the event any Interest is charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.

          (c) By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by each Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from any Borrower in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.

          (d) Each Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest and (ii) exclude voluntary prepayments and the effects thereof.

          (e) The provisions of this Section 3.4 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by any Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by such Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.


SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall (i) have received the Plan of Reorganization, in form and substance satisfactory to Lender, and (ii) have received a certified copy of the Confirmation Order, in form and substance satisfactory to Lender, which Confirmation Order shall be a Final Order;

          (b) Lender shall have received evidence, in form and substance to Lender, that prior to the date hereof or concurrently herewith, (i) the Effective Date shall have occurred and the Plan of Reorganization shall be in full force and effect and all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived, and (ii) no motion, action or proceeding shall be pending or filed by any creditor or other party-in-interest to the Bankruptcy Case which could adversely affect the Plan of Reorganization, the business or operations of any Borrower or Guarantor or the transactions contemplated by the Financing Agreements, as determined by Lender in good faith;

          (c) Lender shall have received evidence, in form and substance satisfactory to Lender, that each claim of the Noteholders that is "Allowed" (as defined in the Plan of Reorganization) has been irrevocably released, discharged, settled and satisfied in exchange for each Noteholder's ratable share of the 4,840,000 shares of Capital Stock of Safety authorized by Safety on the Effective Date;

          (d) Lender shall have received evidence (including without limitation, any subordinations, discharge or releases of any other liens or security interests in the Collateral that may be required by Lender), in form and substance satisfactory to Lender, that Lender has valid, perfected and first priority security interests in and liens upon the Collateral of US Borrowers and Guarantors, first ranking fixed and floating charges upon the Collateral of UK Borrower and valid, perfected first priority security interests in and first ranking liens upon the Collateral (excluding Inventory) of German Borrower, subject only to the security interests and liens permitted herein or in the other Financing Agreements (it being understood that the security interests of Lender in the Collateral of Automatic Safety Mexico shall not be perfected under the laws of Mexico);

          (e) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite limited liability company and corporate action and proceedings (and extracts from the commercial registers of German companies) which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

          (f) no material adverse change shall have occurred in the assets or business of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (g) Lender shall have (i) completed a field review of the Collateral, the Records and such other information with respect to the Collateral as Lender may request in good faith to determine the amount of Loans available to Borrowers (including, without limitation, roll- forwards of Accounts through a date not more than three (3) Business Days prior to the date hereof (or such earlier date which is acceptable to Lender), together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof and (ii) received appraisals, addressed to Lender, of the Equipment and Real Property from an appraiser and revealing results satisfactory to Lender;

          (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in good faith in order to permit, protect and perfect the security interests and liens of Lender upon the Collateral of US Borrowers, first ranking fixed and floating charges upon the Collateral of UK Borrower and the security interests in and first ranking liens upon the Collateral (excluding Inventory) of German Borrower or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees and warehousemen;

          (i) Lender shall have received an environmental audit of the Real Property of SCFT located in Greenville, South Carolina conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming that (i) SCFT is in compliance with all material applicable Environmental Laws and
     (ii) the absence of any material environmental problems;

          (j) Lender shall have received, in form and substance satisfactory to Lender, (i) a valid and effective title insurance policy issued by a company acceptable to Lender (A) insuring the priority, amount and sufficiency of the Mortgage made by SCFT, (B) insuring against matters that would be disclosed by surveys and (C) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests and the interests, and (ii) a title report issued by a company acceptable to Lender with respect to the Real Property located in Galion, Ohio;

          (k) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the direct Subsidiaries of Guarantors and Borrowers incorporated under the laws of any State of the United

     States of America and stock certificates representing sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of the direct Subsidiaries of Guarantors and Borrowers which are not incorporated under the laws of a State of the United States of America (excluding the Capital Stock of German Borrower, Valentec International and Automotive Safety Czech), in each case together with stock powers duly executed in blank with respect thereto;

          (l) the aggregate amount of the Excess Availability of Borrowers shall be not less than $8,000,000, as of the date hereof, after giving effect to the initial Loans made or to be made and initial Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (m) Lender shall have received a Borrowing Base Certificate setting forth the Loans available to each Borrower as of the date hereof as completed in a manner satisfactory to Lender and duly authorized, executed and delivered on behalf of such Borrower;

          (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (o) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsels to Borrowers and Guarantors with respect to the Financing Agreements and the security interests, liens, charges and hypothecs of Lender with respect to the Collateral and such other matters as Lender may request (and including opinion letters of US counsel, German counsel and English counsel to Borrowers and Guarantors and counsel of such other foreign jurisdictions as Lender may request);

          (p) the initial Loan hereunder shall have been made on or before October 30, 2000;

          (q) the Borrowers' and Guarantors' relationship with, and the level of trade support from, their vendors shall be satisfactory to Lender in good faith;

          (r) Lender shall have received the Intercreditor Agreement, an access and use agreement from Deutsche Bank and the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender; and

          (s) Lender shall have received (i) an ALTA survey certified to Lender, in form and substance acceptable to Lender, with respect of the Real Property of SCFT located in Greenville, South Carolina and (ii) a letter from the applicable municipal authority, in form and substance acceptable to Lender, addressing the issuance of a Certificate of Occupancy.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect;

          (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

     4.3 Conditions Precedent to Term Loan to German Borrower. Each of the conditions set forth on Exhibit C hereto is a condition precedent to Lender making the Term Loan to German Borrower hereunder (in addition to any other conditions precedent set forth in this Agreement).


SECTION 5. GRANT OF SECURITY INTEREST

     5.1 Grant of Security Interest. To secure payment and performance of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations of such Borrower at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

          (a) Receivables;

          (b) all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

          (c) all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (d) Inventory;

          (e) Equipment;

          (f) Real Property;

          (g) Records; and

          (h) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     5.2 Special Provisions Regarding Collateral. Notwithstanding anything to the contrary contained in this Section 5, (i) the Collateral of UK Borrower shall secure only the Obligations of UK Borrower and the other Borrowers and Obligors incorporated outside the United States of America, (ii) the pledge of shares of Capital Stock of any Subsidiary of a Borrower that is not incorporated or formed under the laws of the United States of America shall not exceed sixty-five (65%) percent of all of the issued and outstanding shares of Capital Stock of such Subsidiary, (iii) the Collateral of German Borrower pledged under this Agreement (but not any other Financing Agreement) shall be limited to Receivables the perfection of which is governed by the Uniform Commercial Code in effect in any State of the United States of America and all proceeds thereof,
(iv) the Collateral of German Borrower shall secure only the Obligations of German Borrower and other Borrowers and Obligors incorporated or formed outside the United States of America, (v) the Collateral pledged hereunder shall not include any Real Property located in the Republic of Germany and (vi) the Collateral pledged hereunder shall not include any assets of Automotive Safety Czech.

     5.3 Release of Certain Liens. If Automotive Safety Czech or Automotive Safety Mexico enters into financing arrangements with another lender as permitted under Section 9.9(d) and such lender requires a pledge of the assets of such Person in connection therewith, Lender agrees to release its lien (if any) on the assets of such Person (in the case of Automotive Safety Mexico) and permit such Person to grant liens on its assets to such other lender on the closing date of such financing arrangements; provided, that, (a) no Event of Default or act, event or condition which with notice or passage of time would constitute an Event of Default shall exist or have occurred and (b) such Person shall repay all loans and advances made after the date hereof owing by it to any Borrower or Guarantor.

     5.4 Liens on German Collateral. The grant of a security interest in the Collateral by German Borrower in favor of Lender under the laws of the Federal Republic of Germany is further evidenced by other Financing Agreements. The grant of a security interest in the Collateral by UK Borrower in favor of Lender under laws of England and Wales is further evidenced by other Financing Agreements.


SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books for each Borrower in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations of such Borrower and the Collateral of such Borrower, (b) all payments made by or on behalf of such Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest payable by such Borrower. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 Statements. Lender shall render to Borrower Agent each month a statement setting forth the balance in each Borrower's loan account(s) maintained by Lender for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent fraud, mistake or manifest errors or omissions, be considered correct and deemed accepted by Borrower Agent and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers or Borrower Agent a written statement as provided above, the balance in a Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

     6.3 Collection of Accounts.

          (a) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockbox and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are reasonably acceptable to Lender into which such Borrower shall promptly deposit all payments on Receivables and all payments constituting proceeds of its Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender on and after the date that Lender is entitled to notify such banks to remit funds in the Blocked Accounts to the Payment Account, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that on and after the date of written notice from Lender, the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account").

          (b) Lender shall instruct the depository banks at which the Blocked Accounts of each Borrower are maintained to transfer the funds on deposit in such Blocked Accounts to such operating bank account of such Borrower as the applicable Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Lender may instruct the depository banks at which the Blocked Accounts of any Borrower are maintained to transfer all funds received or deposited into such Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default shall exist or have occurred and be continuing, (ii) Borrowers shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, (iii) upon Lender's good faith belief that any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (iv) the aggregate amount of the Excess Availability of all Borrowers shall be less than US$5,000,000.

          (c) For the purposes of calculating interest on the Obligations, all payments or other funds received for application to the Obligations will be applied (conditional upon final collection) to the Obligations of the applicable Borrower one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account (the "Collection Period") provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. In addition to any other fees or charges provided for herein, at such time or times as funds received in the Blocked Accounts of any Borrower are not sent to the Payment Account, Lender shall be entitled to charge such Borrower an administrative fee equivalent to the interest Lender would have received for the Collection Period had the proceeds of Receivables and other Collateral from the Blocked Accounts been sent to the Payment Account. For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations of the applicable Borrower on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

          (d) Each Borrower and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lenders on and after the date that Lender notifies any bank at which a Blocked Account is maintained to remit funds in such Blocked Account to the Payment Account, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or on and after the date that Lender notifies any bank at which a Blocked Account is maintained to remit funds in such Blocked Account to the Payment Account, remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with a Borrower's own funds. In the event that the Debenture in respect of any bank at which a Blocked Account in the United Kingdom is maintained by UK Borrower is not, at any time, effective or is not in full force and effect, Borrowers will (unless otherwise directed by Lender and without prejudice to Lender's rights and remedies hereunder or under the other Financing Agreements), for so long as the Debenture by UK Borrower in favor of Lender is ineffective or not in full force and effect and ending on the date when all Obligations have been repaid or discharged in full and this Agreement terminated, collect as agent and trustee for Lender all Receivables which would otherwise have been payable into the Blocked Account and immediately pay (or procure the payment of) all amounts due in respect of those Receivables into the Payment Account. Borrowers will not be entitled to close or vary the operation of the Blocked Accounts without the prior written consent of Lender or to withdraw funds from the Blocked Accounts other than strictly in accordance with this Agreement and the other the Financing Agreements. Borrowers will take such steps as are necessary to ensure that the Blocked Accounts are at all times operated by the relevant bank at which such Blocked Accounts are maintained so as to give effect to the arrangements set out in this Agreement and the other Financing Agreements and will at all times procure that the Blocked Accounts of UK Borrower in the United Kingdom are subject to the Debenture by UK Borrower, in each case in favor of Lender. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established for it or any other bank or person involved in the transfer of funds to or from its Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrowers; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines; provided, that, unless an Event of Default exists or shall have occurred, (a) Lender shall not apply amounts in the Payment Account to prepay the Term Loans unless such prepayment is required under this Agreement or the Borrower Agent consents thereto and (b) proceeds of Collateral of UK Borrower and German Borrower shall be applied only to pay the Obligations of UK Borrower and German Borrower, respectively. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrowers, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except
(i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (ii) in the event that there are no outstanding Prime Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. To the extent Lender receives any payments or collections in respect of the Obligations in a currency other than US Dollars, Lender may, at its option (but is not obligated to), convert such other currency to US Dollars at the Exchange Rate on such date and in such market as Lender may select (regardless as to whether such rate is the best available rate). The Borrower whose Obligations are thereby paid shall pay the costs of such conversion (or Lender may, at its option, charge such costs to the loan account of such Borrower maintained by Lender). Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Each Borrower shall make all payments to Lender free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim or defense of any kind, except, that German Borrower shall retain its rights of setoff but only to the extent that Lender consents thereto or such right has been fully adjudicated in favor of German Borrower by a court of competent jurisdiction in the Federal Republic of Germany. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments made by it or on its behalf or proceeds of its Collateral surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5 Taxes.

          (a) Any and all payments by each Borrower and Guarantor to Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrowers shall pay all Other Taxes (or Lender may, at its option, pay such Other Taxes and charge the loan account of any Borrower for such amounts so paid).

          (b) Each Borrower and Guarantor shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section, but not including Other Taxes that arise as a result of Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within ten (10) days after the date Lender makes written demand therefor. If such Taxes or Other Taxes were not correctly or legally asserted, Lender shall, upon Borrower Agent's request and at Borrowers' expense, provide such documents to Borrower Agent, in form and substance satisfactory to Lender, as Borrower Agent may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Lender, have a reasonable likelihood of resulting in any liability of Lender).

          (c) If any Borrower or Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) such Borrower or Guarantor shall make such deductions and withholdings;

               (iii) such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Borrower or Guarantor shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) such Borrower or Guarantor shall promptly furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

          (e) If any Borrower or Guarantor otherwise would be required to pay additional amounts to Lender pursuant to subsection (c) of this Section, then upon Borrower's written request Lender shall use reasonable efforts at Borrowers' expense (consistent with legal and regulatory restrictions) to file such forms or documents and take such other action, including changing the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor which may thereafter accrue.

     6.6 Authorization to Make Loans.

          (a) Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations then due and payable. All requests for Loans or Letter of Credit Accommodations hereunder shall specify: (i) the Borrower to whom such Loan is being made, (ii) the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and (iii) the amount of the requested Loan. Requests received after 12:30 p.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of a Borrower when deposited to the bank account of such Borrower as is specified by such Borrower in accordance with the terms hereof or otherwise disbursed or established in accordance with the instructions of any Borrower or in accordance with the terms and conditions of this Agreement.

          (b) All Loans shall be in or denominated in US Dollars and shall be disbursed only to bank accounts in the United States of America. Set forth on Schedule 6.6 hereof are the bank accounts of each Borrower used by such Borrower for making payments of its Indebtedness and other obligations to which, as of the date hereof, proceeds of Loans may be disbursed.

     6.7 Illegality. In the event that any change in or introduction of or change in the interpretation or application of any law, regulation, treaty, or official directive or official request

(whether or not having the force of law but, if not, being of a type with which Lender is accustomed to comply) makes it unlawful (or contrary to such directive or request) in any jurisdiction applicable to Lender to make available or maintain the financing arrangements provided for herein (or any of them) to UK Borrower, German Borrower or any other Borrower that is not incorporated under the laws of a State of the United States of America or to give effect to its obligations hereunder or under the other Financing Agreements to such Borrower, Lender may give seven (7) Business Days written notice to that effect to Borrower Agent (as agent for Borrowers) and at the end of such period (or such longer period as may be allowed under the applicable law, regulation, treaty or official directive or official request), this Agreement, as to the Borrower specified in such notice, as the case may be, shall terminate (without affecting or otherwise changing any of the terms or provisions with respect to any other Borrower). In such event, UK Borrower, German Borrower or such other Borrower which is affected by such law, regulation, treaty or official directive or official request, as the case may be, shall on and after the payment and satisfaction in full in cash or other immediately available funds of its Obligations no longer be deemed a Borrower or Obligor under this Agreement or any other Financing Agreements.

     6.8 Euro.

          (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country in Europe as the lawful currency of that country, then:

               (i) any reference in the Financing Agreements to, and any obligations arising under the Financing Agreements in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by Lender; and

               (ii) any translation from one currency or currency unit of such country to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by Lender.

          (b) If a change in any currency of a country in Europe occurs, this Agreement will, to the extent Lender deems it reasonably to be necessary, be amended to comply with any generally accepted conventions and market practice and otherwise to reflect the change in currency in such country.

     6.9 Appointment of Agent for Receipts of Statements and Notices.

          (a) Each Borrower hereby irrevocably appoints and constitutes Borrower Agent as its agent (i) to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements and
     (ii) to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name of or on behalf of such Borrower; provided, that, each request by Borrower Agent for any Loan or Letter of Credit Accommodation shall indicate the name of the Borrower for whom the request is made.

     Borrower Agent hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.9. Unless Lender receives any written notice from a Borrower to the contrary, Lender may rely on any notice or instruction from Borrower Agent on behalf of any Borrower as if such notice or instruction were from such Borrower.

          (b) Lender may disburse the Loans to such bank account of a Borrower or Borrower Agent or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Borrower Agent may direct, without notice to any other Borrower or Obligor; provided, that, Lender shall not be obligated to honor any request by Borrower Agent for Loans and Letter of Credit Obligations and shall not be obligated to disburse any Loans as Borrower Agent may direct at any time that Lender has the right to notify any bank at which a Blocked Account is maintained to remit funds in such Blocked Account to the Payment Account. Borrower Agent shall ensure that the disbursement of any Loans to each Borrower or the issuance of any Letter of Credit Accommodations for each Borrower that are requested by or paid to Borrower Agent shall, after giving effect to the making and repayment of any intercompany loans in accordance with Section 9.10(e), be paid to or for the account of such Borrower.

          (c) No purported termination of the appointment of Borrower Agent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.

     6.10 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof (which may include payments required to be made and reserves required to be established under the Plan of Reorganization) and (b) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by or on behalf of a Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating and working capital purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

     7.1 Collateral Reporting.

          (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

               (i) on a weekly basis, a schedule (broken down by each Borrower) of sales made, credits issued and cash received, together with such supporting documentation and detail with respect thereto as Lender may request in good faith;

               (ii) on a monthly basis so long as aggregate Excess Availability of Borrowers is equal to or greater than $5,000,000 or more frequently as Lender may request if aggregate Excess Availability of Borrowers is less than $5,000,000, (A) perpetual inventory reports for each Borrower, (B) separate inventory reports for each Borrower and (solely with respect to UK Borrower and German Borrower) Equipment reports by location and category, (C) agings of accounts payable for each Borrower (and including information indicating the status of payments to owners and lessors of the leased premises of Borrowers), (D) agings of accounts receivable for each Borrower (together with a reconciliation to the previous month's aging and general ledger), (E) a report with respect to all Inventory acquired by each Borrower on consignment or approval, which lists the location of such Inventory and such other information with respect thereto as Lender shall request, (F) a report listing the amounts and payee of all trade payables owing by German Borrower (together with the address of each payee), (G) a report of the Priority Payables of each Borrower and (H) with respect to German Borrower, a list in reasonable detail of all Accounts;

               (iii) such other reports as to the Collateral as Lender shall request in good faith from time to time, including, without limitation
          (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by a Borrower; and

               (iv) on a monthly basis so long as aggregate Excess Availability of Borrowers is equal to or greater than $5,000,000 (or more frequently as Lender may request if aggregate Excess Availability of Borrowers is less than $5,000,000), a Borrowing Base Certificate setting forth the calculation of the Borrowing Base of each Borrower as of the last Business Day of the immediately preceding week as to the Accounts and the Eligible Cash Collateral and as of the last day of the preceding month as to Inventory, duly completed and executed by the chief financial officer or other appropriate financial officer of Borrowers acceptable to Lender, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding one
          (1) week period;

          (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Lender in good faith, the determination of Lender shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate.

          (c) All of the documents, reports and schedules provided by Borrowers to Lender hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules. For purposes hereof, Lender may, at its option, provide to Borrower Agent, at least five (5) Business Days prior to the date any such documents, reports or schedules are required to be provided by Borrowers to Lender hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Lender shall fail to do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

          (d) If any of Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or Lender to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing. Lender shall notify Borrower Agent of the exercise of its rights under this Section 7.1(d), so long as Borrowers and Guarantors agree not to send any instructions to such service, contractor, shipper or agent which are inconsistent with the instructions of Lender or otherwise interfere with the exercise by Lender of its right to obtain any information pursuant hereto.

     7.2 Accounts Covenants.

          (a) Borrowers shall notify Lender promptly of: (i) the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to a Borrower's knowledge, could be reasonably be expected to cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension, or agreement with respect to any of the foregoing, shall be granted by any Borrower to any Account Debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with such Borrower's past practices and policies. So long as no Event of Default exists or has occurred and is continuing, each Borrower in its discretion shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors.

          (b) At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender,
     (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions in good faith, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender in accordance with this Agreement and any agreements with respect to the Blocked Accounts, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers in accordance with Borrowers' past practices and policies,
     (iv) there shall be no setoff, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, and (v) none of the transa ctions giving rise thereto will violate any applicable State, Provincial or Federal laws or regulations or similar laws or regulations of any country, including the United Kingdom and the Federal Republic of Germany, all documentation relating thereto will be legally sufficient under such laws and regulations, all such documentation will be legally enforceable in accordance with its terms (except as may be limited by the events described in Sections 8.1(a) and (b)) and all recording, filing and other requirements of giving public notice under any applicable law have been complied with.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Each Borrower shall deliver or cause to be delivered to Lender as Lender may specify, immediately upon such Borrower's receipt thereof, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments constituting Collateral which such Borrower now owns or may at any time hereafter acquire, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all Account Debtors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all Account Debtors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices, statements or other reports or materials sent to any Account Debtor shall state that the Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Lender may require.

     7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of its Inventory at least once each year, but at any time or times as Lender may request on and after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except (i) for sales of Inventory in the ordinary course of the business of such Borrower and
(ii) to move Inventory directly from one location of a Borrower set forth or permitted herein to another location of such Borrower or any other Borrower (so long as a financing statement between Lender, as secured party (as to assets of US Borrowers) covering such Inventory has previously been recorded in the appropriate governmental offices of the jurisdiction of such location); (d) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws in all material respects (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower will promptly notify Lender in writing if any creditor of a Borrower imposes retention of title provisions on such Borrower as part of its conditions of supply to such Borrower in addition to those reported to Lender pursuant to Section 7.1(a)(i); (g) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory, (h) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate a Borrower to repurchase such Inventory; (i) each Borrower shall keep the Inventory in good and marketable condition; and (j) each Borrower shall not acquire or accept any Inventory on consignment or approval unless such Inventory is marked as being consigned and segregated from the other Inventory of Borrowers.

     7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' businesses and not for personal, family, household or farming use;
(e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the respective businesses of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property; and (h) promptly upon Lender's request, UK Borrower shall promptly furnish to Lender a list, in reasonable detail, of all Equipment owned by UK Borrower or German Borrower. As of the date hereof, Borrowers represent and warrant that, since the date of the performance of the desk top Equipment appraisals that have been previously furnished to Lender, no Equipment of any Borrower has been disposed of or materially altered, except for obsolete or worn out Equipment disposed of in the ordinary course of business and except for other Equipment having a book value of not more than $200,000.00 in the aggregate. German Borrower represents, warrants and covenants that, from and after the date (if any) on which Lender makes a Term Loan to German Borrower, none of its Equipment is or will become a fixture or is or will be deemed to be part of any real property, and no Person (including, without limitation, Deutsche Bank) has any security interest in, claim to or lien on any Equipment of German Borrower, other than Lender.

     7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received,
(iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in such Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in such Borrower's name and file any UCC financing statements (or similar filings and registrations) or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 Right to Cure. Lender may, at its option, (a) upon notice to any Borrower, cure any default by any Borrower under any agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Lender hereunder or under any of the other Financing Agreements or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge a Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section 7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 Access to Premises. From time to time as requested by Lender in good faith, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all premises of Borrowers and Guarantors during normal business hours and after reasonable notice to Borrower Agent, or at any time and without notice to any Borrower or Borrower Agent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of any Borrower's and Guarantor's books and records, including, without limitation, the Records, and (b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) following reasonable notice to Borrower Agent unless an Event of Default exists or has occurred and is continuing, Lender or its designee may use during normal business hours such of each Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and, if an Event of Default exists or has occurred and is continuing, for the collection of Receivables and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

     Each Borrower and Guarantor hereby jointly and severally represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

     8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower and Guarantor is a corporation, limited liability company or limited partnership, as the case may be, and is duly organized and validly existing under the laws of its State or country of incorporation or organization. Each Borrower and Guarantor is in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign or extra-provincial corporation, limited liability company or limited partnership and in good standing in all states, provinces, or other jurisdictions (domestic or foreign) where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder are all within each Borrower's or Guarantor's powers, have been duly authorized and are not in contravention of applicable law or the terms of such Borrower's or Guarantor's partnership agreement, certificate of incorporation, by-laws, or other organizational documentation, or any material indenture, agreement or undertaking to which such Borrower or Guarantor (or any general partner of such Borrower or Guarantor) is a party or by which such Borrower or Guarantor or its property are bound. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrowers and Guarantors do not have any Subsidiaries except as set forth on the Information Certificates. Safety has heretofore sold all of the issued and outstanding shares of Capital Stock of Valentec Systems, Inc.

     8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers and Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes), and fairly present in all material respects the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities and condition, financial or otherwise of Borrowers and Guarantors, since the date of the most recent audited financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement.

     8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses set forth in its Information Certificate and its only other places of business and the only other locations of Collateral, if any, are (a) the addresses set forth in the Information Certificates, subject to the right of each Borrower and Guarantor to establish new locations in accordance with Section 9.2 below, and (b) Inventory purchased by a Borrower or

Guarantor which is in transit to a location of such Borrower or Guarantor permitted herein (and the amount of which Inventory of a Borrower is separately identified as in-transit in any report with respect to Inventory provided by such Borrower to Lender). The Information Certificates correctly identify any of such locations which are not owned by Borrowers or Guarantors and sets forth the owners and/or operators thereof.

     8.4 Priority of Liens; Title to Properties. The security interests, liens, charges and hypothecs granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests and first ranking fixed or floating charges and first ranking hypothecs in and upon the Collateral subject only to the liens indicated on
Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof, provided, that, security interests which require perfection by the filing of financing statements shall only be perfected upon the filing thereof, mortgages which require perfection by the filing of Mortgages shall only be perfected upon the filing thereof and security interests in patents which require the filing of security interests with the Patent and Trademark Office shall only be perfected upon the filing thereof. Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes of each Borrower and Guarantor whether or not yet due and payable and whether or not disputed. Each Borrower has collected and remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected and remitted under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof or any other jurisdiction, including any State in which such Borrower owns any Inventory or owns or leases any other property.

     8.6 Litigation. Except as set forth on the Information Certificates, there is no present investigation by any Governmental Authority pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or involving any Borrower or Guarantor, or its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor would have a Material Adverse Effect.

     8.7 Compliance with Other Agreements and Applicable Laws; Governmental Approval.

          (a) Each Borrower and Guarantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Each Borrower and Guarantor is in compliance in any material respect with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

          (b) Each Borrower and Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). Schedule 8.7(b) hereto sets forth all of the Permits issued to or held by each Borrower and Guarantor as of the date hereof by any Federal, State, Provincial, local or other Governmental Authority and any applications pending by Borrower or Guarantor with such Federal, State, Provincial, local or other Governmental Authority. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower and Guarantor to own and operate its business as presently conducted or proposed to be conducted, except where the failure to have such Permits would not have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or, to the best knowledge of the Borrowers and Guarantors, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

          (c) No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for the filing of UCC financing statements and similar instruments under the laws of the United Kingdom and the Federal Republic of Germany, and the filing of the Mortgage. Any Receivables arising from contracts of Borrowers or Guarantors with the United States or any agency, authority or instrumentality thereof are of the type that can be assigned in accordance with the Federal Assignment of Claims Act and there are no restrictions or prohibitions on the right of Borrowers or Guarantors to assign such Receivables under the terms thereof, except for the restrictions on the assignment of Receivables of German Borrower that are subject to title retention (verlaengerter Eigentumsvorbehalt provisions). Set forth on Schedule 8.7(c) hereto is a true and correct list of all of the contracts of Borrowers and Guarantors with the United States or any agency, authority or instrumentality thereof that are in effect on the date hereof.

     8.8 Environmental Compliance.

          (a) Except as set forth on Schedule 8.8 hereto, each Borrower and Guarantor has not, and has not permitted any Subsidiary to, generate, use, store, treat, transport, manufacture, handle, produce or dispose of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, certificate, approval or similar authorization thereunder or other Permit and the operations of each Borrower and Guarantor and such Subsidiary complies in all material respects with all Environmental Laws and all licenses, certificates, approvals and similar authorizations thereunder or other Permit.

          (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials, which would have a Material Adverse Effect.

          (c) No Borrower or Guarantor has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower and Guarantor has all licenses, certificates, approvals or similar authorizations or other Permits required to be obtained or filed in connection with the operations of such Borrower or Guarantor under any Environmental Law and all of such licenses, certif icates, approvals or similar authorizations or other Permits are valid and in full force and effect where the failure to have any of the foregoing would have a Material Adverse Effect.

     8.9 Employee Benefits.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each Borrower's and Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and Guarantor and their ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan which could subject any Borrower or Guarantor to any material liability.

          (b) There are no pending or to the best of each Borrower's and Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to
     Section 412 of the Code) do not exceed such Plan's liabilities under
     Section 400(a)(16) of ERISA; (iii) each Borrower, Guarantor and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower, Guarantor and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower, Guarantor and its ERISA Affiliates have not engaged in a transaction that could be subject to
     Section 4069 or 4212(c) of ERISA.

     8.10 Capitalization.

          (a) All of the issued and outstanding shares of capital stock of each Borrower and Guarantor (other than Safety) is owned by the Persons listed on Schedule 8.10 and in each case all of such shares referred to above have been duly authorized, are fully paid, non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in
     Section 8.4.

          (b) Each Borrower (other than Valentec International) is, as of the date hereof, Solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder.

     8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.11 hereto, subject to the rights of Borrowers and Guarantors to establish new accounts in accordance with Section 9.13 below. No Borrower or Guarantor maintains any account with KeyBank National Association or Fleet Bank, other than payroll accounts.

     8.12 Intellectual Property. Schedule 8.12 sets forth all of the agreements or other arrangements as in effect on the date hereof that is material to the business of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any Intellectual Property owned by another person (collectively, together with any such agreements or arrangements entered into by any Borrower or Guarantor after the date hereof, the "License Agreements", sometimes being referred to herein individually as a "License Agreement") and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof.
Schedule 8.12 also sets forth all Intellectual Property of each Borrower and Guarantor which is registered with the U.S. Patent and Trademark Office, Canadian Intellectual Property Office or any other Governmental Authority. To the best of its knowledge, each Borrower owns or licenses all Intellectual Property which is necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of each Borrower and Guarantor, no product, process, method, substance, or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other Intellectual Property owned by any other Person and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such product, process, method, substance or other Intellectual Property.

     8.13 Labor Disputes

          (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and any union, labor organization or other bargaining agent in respect of the employees of such Borrower on the date hereof.

          (b) There is (i) no significant unfair labor practice complaint pending against a Borrower or, to the best of each Borrower's and Guarantor's knowledge, threatened against it, before the National Labor Relations Board (or any other foreign or domestic Governmental Authority), and no significant grievance or significant arbitration or court proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against a Borrower or, to best of each Borrower's and Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against a Borrower or, to the best of each Borrower's and Guarantor's knowledge, threatened against a Borrower.

     8.14 Corporate Name; Prior Transactions. Each Borrower and Guarantor has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

     8.15 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its respective Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its respective Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its respective Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

     8.16 Material Contracts. Schedule 8.16 hereto sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. No Borrower or Guarantor is in breach of or in default under any Material Contract or has received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.17 Payable Practices. Except as disclosed to Lender in writing prior to the date hereof, each Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

     8.18 Retention of Title. Schedule 8.18 hereto contains a list detailing all creditors of German Borrower or UK Borrower as of the date of this Agreement (if any) whose standard conditions of supply include retention of title, Romalpa or verlaengerter Eigentumsvorbehalt provisions.


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     8.19 Plan of Reorganization. As of the Closing Date, Borrowers have delivered to Lender a complete and correct copy of the Plan of Reorganization and the Confirmation Order (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Borrower or Guarantor is in default in the performance of or compliance with any provisions of the Plan of Reorganization. The Plan of Reorganization is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. The Confirmation Order is a Final Order and is in full force and effect, and has not been amended, modified or stayed and no appeal therefrom or request for hearing with respect thereto is pending. All conditions to confirmation and effectiveness of the Plan of Reorganization have been satisfied or validly waived pursuant to the Plan of Reorganization. Set forth on Schedule 8.19 hereto is a true and correct (a) list of the sources and uses with respect to all cash amounts payable by Borrowers and Guarantors on the effective date of the Plan of Reorganization and (b) list of all cash payments (and the approximate due dates therefor) required to be made by Borrowers and Guarantors in connection with the Plan of Reorganization after the effective date of the Plan of Reorganization.

     8.20 Inactive Subsidiaries. No Inactive Subsidiary (a) engages in any business or conducts any operations, (b) owns assets with a book value of more than $10,000 in the aggregate or (c) is obligated to any Borrower or Guarantor in respect of any indebtedness or liabilities.

     8.21 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender pursuant to this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect which has not been accurately disclosed to Lender in writing.

     8.22 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers or Guarantors shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1 Maintenance of Existence. Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate, limited partnership or limited liability company existence and rights and franchises with respect thereto (other than pursuant to a merger or liquidation expressly permitted hereunder) and maintain in full force and effect all


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material licenses, trademarks, tradename, approvals, authorizations, leases, contracts and Permits necessary to carry on its business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty
(30) days' prior written notice of any proposed change in its name, which notice shall set forth the new name and such Borrower or Guarantor shall deliver to Lender a copy of the amendment to the certificate of incorporation or other organizational document of such Borrower or Guarantor providing for the name change certified by the Secretary of State or other Governmental Authority of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

     9.2 New Collateral Locations. US Borrowers may open any new location within the continental United States or Canada, German Borrower may open any new location within the Federal Republic of Germany, and UK Borrower may open any new location within the United Kingdom, in each case provided that such Borrower or Guarantor (a) gives Lender thirty (30) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to create, perfect or protect the interests of Lender in the Collateral at such location, including UCC financing statements, PPSA financing statements and other security instruments or agreements.

     9.3 Compliance with Laws, Regulations, Etc.

          (a) Each Borrower shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all requirements, of any foreign, Federal, State, Provincial or local Governmental Authority, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Employment Standards Act (Ontario), the Occupational Health & Safety Act (Ontario), ERISA, the Code, as amended, and the rules and regulations thereunder and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws.

          (b) Borrowers and Guarantors shall give written notice to Lender promptly upon a Borrower's or Guarantor's receipt of any notice of, or a Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non- compliance with or violation of any Environmental Law by a Borrower or Guarantor or (B) the material release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials other than in accordance with applicable Environmental Laws or (D) any other environmental, health or safety matter, which materially and adversely affects a Borrower or Guarantor or its business, operations or assets or any properties at which a Borrower or Guarantor transported, stored or disposed of any Hazardous Materials. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers and Guarantors to Lender. Borrowers and Guarantors shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (c) Without limiting the generality of the foregoing, whenever Lender determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, such Borrower or Guarantor shall, at Lender's request and such Borrower's or Guarantor's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's or Guarantor's material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

          (d) Each Borrower and Guarantor shall indemnify and hold harmless Lender and its respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause each Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and except as otherwise may be provided in Section 6.5 hereof, each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans; provided, that, nothing contained herein shall be construed to require Borrowers or Guarantors to pay any income, capital or franchise taxes attributable to the income or capital of Lender from any amounts charged by or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 Insurance. Each Borrower and Guarantor shall, at all times, maintain, or cause to be maintained, with reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and


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


similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as lender shall require proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All such policies shall provide for at least thirty (30) days' prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for any Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender and further specify that Lender shall be paid regardless of any act or omission by Borrowers, Guarantors or any of their Affiliates.

     9.6 Financial Statements and Other Information.

          (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and Guarantors and their Subsidiaries in accordance with GAAP and Borrowers and Guarantors shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity on a consolidating basis), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Safety and its consolidated Subsidiaries as of the end of and through such fiscal month, and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Safety and its consolidated Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Safety and its consolidated Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public or chartered accountants, as appropriate, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Safety and its consolidated Subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrower and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim that involves amounts in excess of $250,000 relating to the Collateral or any other property which is security for the Obligations or which could result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise of any Borrower or Guarantor, (ii) any Material Contract of any Borrower or Guarantor being terminated or amended or any new


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


     Material Contract entered into (in which event such Borrower or Guarantor shall provide Lender with a copy of such Material Contract), (iii) any order, judgment, settlement or decree in excess of the US Dollar Equivalent of $200,000 shall have been entered against any Borrower or Guarantor or any of its properties or assets, (iv) any notification of violation of laws or regulations received by any Borrower or Guarantor, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its partners or shareholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange, the National Association of Securities Dealers, Inc. or securities commission or exchange in the Federal Republic of Germany or the United Kingdom.

          (d) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Lender's expense, copies of the financial statements of Borrowers and Guarantors and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantors. Each Borrower and Guarantor hereby authorizes and directs any depository bank or other financial institution (including, without limitation, First Union National Bank or any of its Affiliates) at which any cash or Cash Equivalents of Borrowers or Guarantors constituting Eligible Cash Collateral are maintained to provide directly to Lender such information with respect to the accounts in which such cash or Cash Equivalents are held and with respect to the cash or Cash Equivalents therein as Lender may request and Borrowers and Guarantors shall so notify such banks or other financial institutions promptly upon Lender's request. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one
     (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

          (e) Safety shall deliver to Lender (i) on or before March 30, 2002, a report (in reasonable detail) describing Safety's plan of action with respect to pending maturity of the Existing Notes, (ii) on or before July 30, 2002, a commitment letter, in form and substance satisfactory to Lender, for subordinated Indebtedness to be used to repay all amounts owing in connection with the Existing Notes, which Indebtedness (and the Liens securing the same) shall be subject to the terms of the Intercreditor Agreement and otherwise in form and substance satisfactory to Lender and
     (iii) promptly upon Lender's request, such other information with respect to the Indebtedness under the Existing Notes as Lender may from time to time request.


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


          (f) German Borrower and UK Borrower shall promptly notify Lender in writing if any creditor imposes retention of title, romalpa of verlaengerter Eigentumsvorbehalt provisions in connection with its sale or supply of goods that are not set forth on Schedule 8.18. German Borrower shall promptly notify Lender in writing of the occurrence or existence of any default or event of default under any of the financing arrangements of German Borrower with Deutsche Bank, and furnish such other information relating thereto as Lender may request.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

          (a) merge into or with or consolidate or amalgamate with any other Person or permit any other Person to merge into or with or consolidate or amalgamate with it, except that (i) any Inactive Subsidiary may dissolve in accordance with Section 9.22 and (ii) any Borrower or Guarantor may merge with and into or consolidate with any other Borrower or Guarantor, provided, that, each of the following conditions is satisfied as determined by Lender in good faith: (A) Lender shall have received not less than five
     (5) days prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may request in good faith, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, and (C) the terms of the Capital Stock resulting from such merger or consolidation, and the terms and conditions of the purchase and sale thereof, shall not include any limitation on the right of any Borrower or Guarantor to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower or Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way adversely affect the arrangements of any Borrower or Guarantor with Lender; or

          (b) wind up, liquidate or dissolve, except that any Subsidiary of Safety which is not a Borrower or Guarantor may wind up, liquidate or dissolve, provided, that, each of the following conditions is satisfied as determined by Lender in good faith: (i) no Borrower or Guarantor shall assume any obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the Subsidiary which is winding up, liquidating or dissolving, (ii) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, and (iii) all assets of the Subsidiary which is winding up, liquidating or dissolving shall be promptly distributed to it shareholders or partners, as the case may be; or

          (c) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as any proceeds are paid to Lender for application to the Obligations and such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year, (iii) the issuance and sale by such Person of Capital Stock of such Person after the date hereof; provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by such Person, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale


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


     of such stock and the net cash proceeds which it is anticipated will be received by such Person from such sale, (B) such Person shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations, or the right of any Borrower or Guarantor to amend or modify any of the terms and conditions of this Agreement, or any of the other Financing Agreements, or otherwise in any way adversely affect the arrangements of any Borrower or Guarantor with Lender, or are more restrictive or burdensome to such Person than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (iv) the sale or other disposition of Equipment by a Borrower for fair market value in an arms-length transaction in an aggregate amount not to exceed $2,000,000 per year so long as (A) all proceeds are promptly delivered to Lender to be held as cash collateral for the Obligations; provided, that, after such proceeds are delivered to Lender, such Borrower may, within 180 days of the date of such sale or disposition, request that Lender release the cash collateral to the extent that such cash is promptly applied by such Borrower to replace the Equipment so sold or otherwise disposed of, and Lender shall release such cash collateral for such purpose if (x) Lender shall have a first perfected Lien on the replacement Equipment and
     (y) as of the date of such release, no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; provided, that if such cash is not so applied within 180 days, Lender shall apply such cash to repay first, the Term Loans (if any) in the inverse order of maturity and second, the Revolving Loans and (B) as of the date of such sale and after giving effect thereto, no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default; or

          (d) agree to do any of the foregoing in violation of this Section 9.7.

     9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, hypothec, pledge, lien, hypothecation, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

          (a) liens, security interests and charges of Lender with respect to the assets of each Borrower and Guarantor and their respective Subsidiaries;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business (including carriers', warehousemen's, materialmen's and mechanics' liens) to the extent: (i) such liens secure Indebtedness or obligations which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrowers and Guarantors as of the date hereof;

          (e) zoning restrictions, easements, reservations, exceptions, encroachments, rights of way, licenses, covenants and other restrictions or encumbrances affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (f) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property (including improvements thereto) arising after the date hereof in the aggregate for all Borrowers and Guarantors not to exceed the US Dollar Equivalent of US$1,000,000 during each fiscal year so long as such security interests and mortgages do not apply to any property of such Borrower or Guarantor other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

          (g) the security interests and liens upon any assets of Automatic Safety Mexico and Automotive Safety Czech to secure Indebtedness of such Person permitted under Section 9.9(d) hereof;

          (h) security interests and liens in existence on the date hereof which are set forth on Schedule 8.4 hereto;

          (i) liens and security interests of Existing Agent for the benefit of itself and Existing Lenders to secure Indebtedness of Borrowers to Existing Lenders permitted under Section 9.9(g) and the guaranties of such Indebtedness permitted under Section 9.10(o); provided, that such liens and security interests shall be subject to the Intercreditor Agreement; and

          (j) liens and security interests of Bank of America, N.A. on cash of Automotive International in an amount not to exceed $694,134 held as of the date hereof in a bank account at Bank of America, N.A. to secure reimbursement obligations in respect of the Existing Letters of Credit.

     9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except for:

          (a) the Obligations;


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


          (b) purchase money Indebtedness (including Capital Leases) to the extent incurred or secured by liens (including Capital Leases) permitted under Section 9.8 hereof;

          (c) Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries arising pursuant to loans or guarantees permitted under
     Section 9.10 hereof;

          (d) Indebtedness of Automotive Safety Czech or Automotive Safety Mexico, provided, that, as to any such Indebtedness (i) Borrowers and Guarantors and their Subsidiaries shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor or Subsidiary being the primary obligor on, guarantor of, or otherwise liable) in any respect of such Indebtedness, (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor or Subsidiary to declare a default on Indebtedness of any Borrower or other Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) the aggregate amount of all such Indebtedness shall not exceed the US Dollar Equivalent of US$20,000,000 at any time outstanding and (iv) prior or contemporaneously with the incurrence of any such Indebtedness by Automotive Safety Czech or Automotive Safety Mexico, such Person shall repay all loans and advances made to it by any Borrower or Guarantor after the date hereof;

          (e) Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect such Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect such Person against fluctuations in currency exchange rates; provided, that, (i) such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of US $250,000,000 and are not for speculative purposes and (ii) such Indebtedness shall be unsecured;

          (f) Indebtedness of any Borrower or Guarantor (or any of their respective Subsidiaries) existing on the date hereof and set forth on
     Schedule 9.9 hereto; provided, that, (i) such Borrower, Guarantor or Subsidiary (as the case may be) may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower, Guarantor or Subsidiary (as the case may be) shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, such Borrower, Guarantor or Subsidiary may, after prior written notice to Lender, (x) amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers and Guarantors or otherwise more favorable to Borrowers and Guarantors and (y) convert all outstanding indebtedness owing under the 12% Revolving Demand Note dated August 1, 1996 made by Automotive Safety Czech in favor of ASCI Czech to an equity investment in Automotive Safety Czech in accordance with


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


     Section 9.10(p), or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as set forth on Schedule 9.9 hereto and (iii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor, concurrently with the sending thereof, as the case may be; and

          (g) Indebtedness of Borrowers to the Existing Lenders evidenced by or arising under the Existing Notes (as in effect on the date hereof); provided, that:

               (i) the principal amount of such Indebtedness shall not exceed US$21,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, and interest thereon shall not exceed the rate provided for in the Existing Notes (including the default rate referred to therein) as in effect on the date hereof,

               (ii) Borrowers and Guarantor shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrowers may make regularly scheduled payments of interest and mandatory prepayments of principal when due and the payment in full of principal on the scheduled maturity due, in each case in accordance with the terms of the Intercreditor Agreement,

               (iii) such Indebtedness shall be subject to the Intercreditor Agreement,

               (iv) Lender shall have received true, correct and complete copies of the Existing Loan Agreements, as duly executed and delivered by the parties thereto,

               (v) Borrowers and Guarantor shall not, directly or indirectly,
          (A) amend, modify, alter or change any of the terms of such Indebtedness or any of the Existing Notes or the other Existing Loan Agreements, as in effect on the date hereof, except that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except for payments expressly permitted by
          Section 9.9(g)(ii), and

               (vi) Borrowers and Guarantor shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by a Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.

     9.10 Loans, Investments, Guarantees, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for


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(directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, except:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in cash or Cash Equivalents, provided, that, (i) if an Event of Default exists, no Revolving Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

          (c) the guarantee by each Borrower and Guarantor of the Obligations of any Borrower in favor of Lender;

          (d) the existing equity investments of Borrowers and Guarantors as of the date hereof in their respective Subsidiaries, provided, that, no Borrower or Guarantor shall have any obligation to make any other investment in or loans to, or other payments in respect of, any such Subsidiaries;

          (e) unsecured loans by any Borrower to any other Borrower, provided, that, as to any such loan, each of the following conditions is satisfied as determined by Lender (i) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless, the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower making such loan is and shall be Solvent, (iv) as of the date of the making of such loan and after giving effect thereto, the weekly average Excess Availability of the Borrower making such loan for each of the immediately preceding four weeks shall have been not less than the US Dollar Equivalent of US$1,000,000 as to such loans by any Borrower (other than Galion) or the US Dollar Equivalent of US$250,000 as to such loans by Galion, (v) in the case of any loans to UK Borrower or German Borrower, as of the date of the making of such loan and after giving effect thereto, the aggregate weekly average Excess Availability of all US Borrowers for each of the immediately preceding four weeks shall have been not less than the US Dollar Equivalent of US$3,500,000, (vi) such loans are permitted under the laws and regulations applicable to each such Borrower and (vii) as of the date of the making of such loan and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

          (f) unsecured loans by any Subsidiary of Safety (other than Borrowers) to any Borrower after the date hereof, provided, that, as to any such loan, each of the following conditions is satisfied as determined by Lender: (i) the Indebtedness arising pursuant to such loan is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions


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


     acceptable to Lender, (ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and such Borrower, (iii) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, except as Lender may otherwise specifically agree in writing, (iv) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, and
     (v) Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require;

          (g) loans by any Subsidiary of Safety (other than a Borrower or Guarantor) to any other Subsidiary of Safety (other than a Borrower or Guarantor);

          (h) stock or obligations issued to any Borrower or Guarantor (or any of their respective Subsidiaries) by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower, Guarantor or Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, if it is issued to a Borrower or a Guarantor, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Lender may request;

          (i) obligations of Account Debtors to any Borrower or Guarantor (or any of their respective Subsidiaries) arising from Accounts which are evidenced by chattel paper or a promissory note made by such Account Debtor payable to such Borrower, Guarantor or Subsidiary (as the case may be); provided, that, promptly upon the receipt of the original of any such chattel paper or promissory note by such Borrower or Guarantor such chattel paper shall be delivered to Lender and such promissory note shall be endorsed to the order of Lender by such Borrower, Guarantor or Subsidiary (as the case may be) and delivered to Lender as so endorsed;

          (j) any investments of any Borrower, Guarantor or any of their respective Subsidiaries in interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect such Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect such Person against fluctuations in currency exchange rates provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of US$250,000,000 and are not for speculative purposes and are unsecured;

          (k) loans or advances by a Borrower or Guarantor to any of its employees, after the date hereof, not to exceed the principal amount of $250,000 in the aggregate at any time outstanding in the ordinary course of such Borrower's or Guarantor's business for reasonable and


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


     necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower or Guarantor; provided, that, (i) the Indebtedness of any such employee to such Borrower or Guarantor arising pursuant to such loan is not, and shall not be, evidenced by any promissory note or other instrument, unless the original of such note or instrument is promptly delivered to Lender, upon the issuance thereof, duly indorsed and assigned by such Borrower or Guarantor to Lender, and (ii) as of the date of any such loan and after giving effect thereto, no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

          (l) the existing loans, advances and guarantees set forth on Schedule
     9.10 hereto, provided, that, as to such loans, advances and guarantees, (i) Borrowers, Guarantors, or their respective Subsidiaries, as the case may be, shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except in respect of regularly scheduled payments permitted herein) and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof;

          (m) unsecured loans by any Borrower to Automotive Safety Czech and Automotive Safety Mexico, provided, that, as to any such loan, each of the following conditions is satisfied as determined by Lender in good faith:
     (i) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless, the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower making such loan is and shall be Solvent, (iv) as of the date of the making of such loan and after giving effect thereto, the weekly average Excess Availability of the Borrower making such loan for each of the immediately preceding four weeks shall have been not less than the US Dollar Equivalent of US$1,000,000, (v) such loans are permitted under the laws and regulations applicable to each such Borrower, (vi) as of the date of the making of such loan and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,
     (vii) as of the date of the making of such loan and after giving effect thereto, the aggregate weekly average Excess Availability of all US Borrowers for each of the immediately preceding four weeks shall have been not less than the US Dollar Equivalent of US$5,000,000, (viii) the amount of all such loans to Automotive Safety Czech and Automotive Safety Mexico shall not exceed $10,000,000 in the aggregate and (ix) as of the date of the making of such loan, Adjusted Pre-Tax Income of the Borrower making such loan for each of the two most recently ended fiscal quarters shall have been greater than zero;


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


          (n) other unsecured guaranties in the aggregate amount not to exceed $500,000, provided, that, as to any such guarantee, each of the following conditions is satisfied as determined by Lender in good faith: as of the date of the making of such guarantee and after giving effect thereto, (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (ii) in the case of a guarantee made by any Borrower, the weekly average Excess Availability of such Borrower for each of the immediately preceding four weeks shall have been not less than the US Dollar Equivalent of US$1,000,000;

          (o) the guarantee by each Borrower and Guarantor of the Indebtedness permitted under Section 9.9(g); and

          (p) following prior written notice to Lender, all outstanding indebtedness owing under the 12% Revolving Demand Note dated August 1, 1996 made by Automotive Safety Czech in favor of ASCI Czech may be converted to an equity investment by ASCI Czech in Automotive Safety Czech; provided, that, ASCI Czech shall not make any cash payments in connection therewith.

     9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any distribution on any partnership interest or declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Guarantor (or Subsidiary) now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any partnership interests or shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except any Subsidiary of a Borrower or Guarantor may pay dividends or other distributions to such Borrower or Guarantor.

     9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any partner, officer, director, Lender or other Affiliate of any Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than such Borrower, Guarantor or Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with a person who is not an Affiliate; or

          (b) make any payments of management, consulting or other fees for management or similar services, any payments of sales commissions or other fees for marketing goods or services, any payments of taxes under any tax sharing agreements, or of any Indebtedness owing to any partner, officer, employee, shareholder, director or other Affiliate of any Borrower or Guarantor, except:

               (i) compensation to officers, employees and directors for services rendered to Borrowers, Guarantors or any of their respective Subsidiaries in the ordinary course of business consistent with the current practices of Borrowers, Guarantors or any of their respective Subsidiaries as of the date hereof as previously disclosed to Lender;

               (ii) a Borrower may repay the Indebtedness of such Borrower to the other Borrowers arising pursuant to loans made by such other Borrower permitted under Section 9.10 hereof;

               (iii) any Subsidiary of Safety (other than Borrowers or Guarantors) may repay the Indebtedness of such Subsidiary to any other Subsidiary or to any Borrower or Guarantor; or

               (iv) payments of management fees by any Subsidiary of Safety (other than Borrowers and Guarantors) to Safety or any other Subsidiary of Safety.

     9.13 Additional Bank Accounts. Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.11 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.14 Compliance with ERISA. Each Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

     9.15 License Agreements.

          (a) Each Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement,
     (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.15(b) below, such Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such Material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower, and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

          (b) Each Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that such Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Borrower to extend or renew any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of such Borrower, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

     9.16 Adjusted Tangible Net Worth. Safety and its Subsidiaries shall at all times maintain Adjusted Tangible Net Worth of not less than US$40,000,000.

     9.17 Changes in Business. Safety and its Subsidiaries shall not engage in any business other than the businesses of Safety and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which Safety and its Subsidiaries are engaged on the date hereof.

     9.18 Applications under Insolvency Statutes. Each Borrower acknowledges that its business and financial relationships with Lender is unique from its relationship with any other of


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


its creditors, and agrees that it shall not make any proposal under the Bankruptcy Case which provides for, or would permit directly or indirectly, Lender to be classified with any other creditor for purposes of such plan or proposal or otherwise.

     9.19 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages (except if acquired with the proceeds of Indebtedness permitted under Section 9.9(b)) and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than the Dollar Equivalent of US$250,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of any Borrower, upon Lender's request, such Borrower or Guarantor shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages and including any provisions relating to specific state and foreign laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first priority lien and mortgages on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

     9.20 Costs and Expenses. Borrowers and Guarantors shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including any UCC financing statement and PPSA financing statement and similar filings in other jurisdictions, taxes and fees, documentary taxes, intangibles taxes, stamp taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums for insurance coverage paid by Lender as permitted hereunder, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) all appraisal fees and search fees; (d) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (e) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (f) any VAT incurred by Lender; (g) costs and expenses of preserving and protecting the Collateral; (h) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (i) all out-of- pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' and Guarantors'


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operations, plus a per diem charge at the rate of US$750 per person per day for
Lender's examiners in the field and office in the United States and Canada and (pound)500 per person per day for Lender's examiners in the field and office outside the United States and Canada; and (j) the reasonable fees and disbursements of counsels (including legal assistants) to Lender in connection with any of the foregoing.

     9.21 Limitation of Restrictions Affecting Subsidiaries. Borrowers and Guarantors shall not, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any of their respective Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or their respective Subsidiaries, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of any Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, (vi) any Indebtedness existing on the date hereof, and
(vii) any agreement relating to Indebtedness of Automotive Safety Mexico or Automotive Safety Czech arising after the date hereof with respect to such Person, provided, that, in no event shall any such agreement include any prohibition, limitation or restriction on the payment by such Person of dividends or other distributions, or loans or advances to any Borrower or Guarantor, or the repayment of loans or advances to any Borrower or Guarantor, or the repayment of loans or advances to any Borrower or Guarantor prior to an event of default under such agreement.

     9.22 Inactive Subsidiaries.

          (a) Borrowers and Guarantors will not permit any Inactive Subsidiary to (i) engage in any business or conduct any operations, (ii) own assets with a book value of more than $10,000 in the aggregate and (iii) incur any obligations or liabilities owing to any Borrower or Guarantor.

          (b) Borrowers and Guarantors shall, on or prior to December 31, 2000, cause each Inactive Subsidiary to be dissolved; provided, that as to each Inactive Subsidiary (i) all of the assets of such Inactive Subsidiary shall be promptly transferred to a Borrower or Guarantor and (ii) promptly following the dissolution of such Inactive Subsidiary, Borrowers and Guarantor shall furnish to Lender a certificate of dissolution (or its equivalent) issued by the appropriate Governmental Authority.

     9.23 Litigation. Borrowers and Guarantors will not settle any legal proceeding if such settlement results in liability to Borrowers and Guarantors in excess of $250,000 (which liability is not covered by insurance).


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     9.24 Further Assurances. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied in all material respects. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied in all material respects. Where permitted by law, each Borrower hereby authorizes Lender or Lender's representative to execute and file one or more UCC financing statements or PPSA financing statements or notices signed only by Lender or Lender's representative such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors, as Lender may, from time to time, request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Lender's expense, copies of the financial statements of Borrowers and Guarantors and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantors. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) any Borrower or Guarantor fails to pay when due any of the Obligations; (ii) any Borrower or Obligor fails to perform any of the covenants contained in sections 9.3, 9.4, 9.6, 9.14, 9.15, 9.17 or 9.22(b)
     of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of:
     (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant; or
     (iii) any Borrower or Obligor fails to perform, or otherwise breaches or violates, any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements, other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;


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          (b) any representation, warranty or statement of fact made by any
     Borrower or Obligor to Lender in this Agreement or the other Financing Agreements shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment, order or decree for the payment of money (other than those orders entered in connection with the Plan of Reorganization and set forth in the Information Certificates) is rendered against any Borrower or any Obligor in excess of the US Dollar Equivalent of $500,000 in any one case or in excess of the US Dollar Equivalent of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty
     (30) days or execution shall at any time not be effectively stayed, or any judgment, order or decree other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

          (e) any Borrower or other Obligor dissolves or suspends or discontinues doing business (other than pursuant to a merger, consolidation or amalgamation permitted hereunder);

          (f) any Borrower or any Obligor becomes overindebted or fails to be Solvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of indebtedness due to them;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under the bankruptcy or insolvency laws of the Federal Republic of Germany or the United Kingdom (including the Insolvency Act of 1986) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, reorganization, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of the Federal Republic of Germany or the United Kingdom (including the Insolvency Act of 1986) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, without limitation, if any Borrower or Obligor shall:
     (i) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a


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     substantial part of its property and assets, (ii) be generally unable, or admit in writing its inability, to pay its debts as they become due, or commit any other act of bankruptcy, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

          (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of the US Dollar Equivalent of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any material default by any Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrowers or Guarantors in an aggregate amount in excess of the US Dollar Equivalent of $250,000;

          (k) any Change of Control shall occur;

          (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower of which any Borrower or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any material portion of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

          (m) there shall be any event, condition or circumstance which has a Material Adverse Effect; or

          (n) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements (including the Debenture), UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC, PPSA or other applicable law, are cumulative, not


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     exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers or Obligors, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Lender to Borrowers or Obligors designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower and Obligors waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligors waives the posting of any bond which might otherwise be required.

          (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Lender, to the extent assignable, upon the occurrence of an Event of Default, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers or Guarantors) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.


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          (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice,
     (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law), unless a Financing Agreement expressly provides that the laws of another jurisdiction shall govern such Financing Agreement.

          (b) Borrowers, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower, Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower, Guarantor or its property).

          (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor in


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     any other manner provided under the rules of any such courts. Within thirty
     (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested. Each Borrower and Guarantor that is not incorporated under the laws of the United States of America or any State thereof hereby irrevocably appoints Borrower Agent as its agent to accept service of process under and in connection with the Financing Agreements and the transactions contemplated thereby.

          (d) BORROWERS, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A BORROWER, GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers or Guarantors which Lender may elect to give shall entitle any Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Borrower waives (a) notice prior to Lender's taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession and (b) the benefit of all valuation, appraisement and exemption laws.


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     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of each Borrower and Guarantor. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto, except, that German Borrower shall retain its rights of setoff but only to the extent that Lender consents thereto or such right has been fully adjudicated in favor of German Borrower by a court of competent jurisdiction in the Federal Republic of Germany.

     11.5 Indemnification. Borrowers and Guarantors shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrowers will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the


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amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date of the initial Loan hereunder (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower Agent may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated by any Borrower or Guarantor prior to the end of the then current term or renewal term of this Agreement or this Agreement is terminated by Lender in good faith prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                      Amount                             Period
                      ------                             ------
         (i)   two (2%) percent of the      From the date of the initial
               Maximum Credit               Loan hereunder to and excluding
                                            the first anniversary thereof

         (ii)  one (1%) percent of the      From the first anniversary of the
                                            date of Maximum Credit the initial
                                            Loan hereunder to and excluding the
                                            second anniversary thereof

         (iii) three-fourths (3/4%)         From the second anniversary of the
               percent of the Maximum       date of the initial Loan hereunder
               Credit                       to and excluding the third
                                            anniversary thereof

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 Interpretative Provisions.

     (a) All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

     (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

     (c) All references to Borrowers, Guarantors and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

     (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (e) The word "including" when used in this Agreement shall mean "including, without limitation".

     (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

     (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Safety, Borrowers and Guarantors most recently received by Lender prior to the date hereof.

     (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

     (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

     (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

     12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to any Borrower or Guarantor at its chief


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


executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers and Guarantors may not assign any of their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to any Borrower or Guarantor, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     12.7 Counterparts, etc. This Agreement (a) may be executed in separate counterparts, each of which taken together shall constitute one and the same instrument and (b) may be executed and delivered by telecopier with the same force and effect if it were as a manually executed and delivered counterpart.

     12.8 Confidentiality.

     (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers and Guarantors pursuant to this Agreement which is marked as confidential at the time such information is furnished by Borrowers and Guarantors to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants,

(iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have agreed to treat such information as confidential in accordance with this Section 12.8, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

     (b) In no event shall this Section 12.8 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or Guarantor or any third party without breach of this Section 12.8 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of a Borrower or Guarantor to the extent Lender has actual knowledge of such agreement and the violation thereof at the time it receives such information,
(ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers and Guarantors other than in violation of a confidentiality agreement in favor of a Borrower or Guarantor by such person to the extent Lender has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) to require Lender to return any materials furnished by Borrowers and Guarantors to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.


                  [[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lender, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

                                       LENDER

                                       CONGRESS FINANCIAL CORPORATION
                                       (SOUTHERN)

                                       By:________________________________

                                       Title:_____________________________

                                       Address:

                                       200 Galleria Parkway
                                       Suite 1500
                                       Atlanta, Georgia 30339
                                       Telecopy: (770) 956-8120

                                       BORROWERS

                                       GALION, INC.

                                       By:________________________________

                                       Title:_____________________________


                                       Chief Executive Office:

                                       515 North East Street
                                       Galion, Ohio 48333
                                       Telecopy: (419) 468-1661

                                       SAFETY COMPONENTS FABRIC
                                         TECHNOLOGIES, INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       30 Emery Street
                                       Greenville, South Carolina 29605
                                       Telecopy: (864) 240-2660

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                       AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL, INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       5050 Avenida Encinas, Suite 250
                                       Carlsbad, California 92008
                                       Telecopy: (760) 602-3414


                                       AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL GmbH & Co. KG

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       Maybachstrasse 7
                                       D-31135 Hildsheim
                                       Germany
                                       Telecopy: 49 5121 748 287
                                                     49 5121 748 215


                                       AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL LIMITED

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       Penyfan Industrial Estate
                                       Crumlin
                                       Gwent, Wales
                                       NP1 4EF UK
                                       Telecopy: 44 (0) 1495 244 621


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


                                       VALENTEC INTERNATIONAL
                                         CORPORATION, LLC

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       3190 Pullman Street
                                       Costa Mesa, California 92626
                                       Telecopy: (714) 662-2163


                                       GUARANTORS

                                       SAFETY COMPONENTS INTERNATIONAL,
                                         INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       40 Emery Street
                                       Greenville, South Carolina 29065
                                       Telecopy: (864) 240-2728


                                       ASCI HOLDINGS GERMANY (DE), INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       40 Emery Street
                                       Greenville, South Carolina 29065
                                       Telecopy: (864) 240-2728


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                       ASCI HOLDINGS U.K. (DE), INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       40 Emery Street
                                       Greenville, South Carolina 29605
                                       Telecopy:(864) 240-2728


                                       ASCI HOLDINGS MEXICO (DE), INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       40 Emery Street
                                       Greenville, South Carolina 29605
                                       Telecopy:(864) 240-2728


                                       ASCI HOLDINGS CZECH (DE), INC.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       40 Emery Street
                                       Greenville, South Carolina 29605
                                       Telecopy:(864) 240-2728


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                       AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL, S.A. de C.V.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       Boulevard Estancias, Locales 2Y3
                                       Colonia Carlos Pacheco
                                       Ensenada, BC Mexico 22890
                                       Telecopy: 52 617 67533
                                                     52 617 38488


                                       AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL S.R.O.

                                       By:________________________________

                                       Title:_____________________________

                                       Chief Executive Office:

                                       Biskupica 761
                                       569 43 Jevicko
                                       Czech Republic
                                       Telecopy: 420 462 327 833
                                                 420 462 325 198

                                    EXHIBIT C

                         Conditions to German Term Loan


     Lender shall have received the following documents and instruments, each in form and substance satisfactory to Lender:

          (i) Term Promissory Note, duly authorized, executed and delivered by German Borrower;

          (ii) either (a) Mortgagee Waiver, duly authorized, executed and delivered by Deutsche Bank or (b) evidence satisfactory to Lender that neither Deutsche Bank nor any other third party has any claim to, security interest or lien on any Equipment of German Borrower;

          (iii) Security Transfer Agreement with respect to Equipment, duly authorized, executed and delivered by German Borrower;

          (iv) Legal opinion of Beiten Burkhardt, counsel to German Borrower;
     and

          (v) such other agreements, documents and instruments as Lender may request.